UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )
Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under to §240.14a-12
PAR TECHNOLOGY CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF 2024 ANNUAL MEETING OF SHAREHOLDERS

The 2024 annual meeting of shareholders (the “Annual Meeting”) of PAR Technology Corporation, a Delaware corporation (“PAR,” “Company,” “we,” “us,” or “our”) will be held as follows:

DATE AND TIME Monday, June 3, 2024 10:00 a.m. ET	ACCESS (Virtual Meeting) Attend and vote via live audio webcast at www.virtualshareholdermeeting.com/PAR2024 Enter your 16-digit control number	RECORD DATE Wednesday, April 10, 2024

ITEMS OF BUSINESS
BOARD PROPOSALS		BOARD VOTE RECOMMENDATION	SEE PAGE
1.	Elect the seven directors named in this proxy statement to serve until the 2025 Annual Meeting of Shareholders.	✔ FOR each nominee	5
2.	Approve an amendment to our Restated Certificate of Incorporation to increase the authorized shares of common stock from 58,000,000 shares to 116,000,000 shares.	✔ FOR	51
3.	Approve an amendment to the Amended and Restated PAR Technology Corporation 2015 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder by 1,900,000 shares.	✔ FOR	53
4.	Approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers “say-on-pay” vote).	✔ FOR	59
5.	Ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2024.	✔ FOR	60
We may also transact other business that properly comes before the Annual Meeting. The items of business described above will be considered at the Annual Meeting, including at any time and date to which the Annual Meeting may be properly adjourned or postponed.

ATTENDANCE
To attend and participate in the Annual Meeting, if you are a registered holder, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or on your proxy card. If you are a beneficial owner and your shares are registered in the name of a broker, bank, or other nominee and your voting instruction form or Notice of Internet Availability of Proxy Materials (“Notice”) indicates that you may vote those shares through the http://www.proxyvote.com website, then you may attend and participate in the Annual Meeting using the 16-digit control number included on that instruction form or Notice. Otherwise, beneficial owners should contact their broker, bank, or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” to be able to attend and participate in the Annual Meeting. Shareholders will be able to vote their shares electronically and submit questions during the Annual Meeting.
VOTING
Who can vote:	Shareholders as of the Record Date

In advance of the Annual Meeting
Internet:	www.proxyvote.com

Telephone:	1-800-690-6903

Mail:	complete, sign, date, and return the proxy card

During the Annual Meeting
Internet:	www.virtualshareholdermeeting.com/PAR2024
By Order of the Board of Directors,
Savneet Singh,
Chief Executive Officer and President

New Hartford, New York
April 23, 2024

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
of Shareholders to Be Held on Monday, June 3, 2024 at 10:00 a.m., Eastern Time.
This Notice of 2024 Annual Meeting of Shareholders, Proxy Statement, and 2023 Annual Report
on Form 10-K are available at www.proxyvote.com.

Forward-Looking Statements and Website References.
This proxy statement contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, Section 27A of the Securities Act of 1933, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical in nature, but rather are predictive of our future operations, financial condition, financial results, business strategies and prospects. Forward-looking statements are generally identified by words such as “anticipate,” “believe,” “belief,” “continue,” “could,” “expect,” “estimate,” “intend,” “may,” “opportunity,” “plan,” “should,” “will,” “would,” “will likely result,” and similar expressions. Forward-looking statements are based on management’s current expectations and assumptions that are subject to a variety of risks and uncertainties, many of which are beyond PAR’s control, which could cause our actual results to differ materially from those expressed in or implied by forward-looking statements contained in this proxy statement. Factors, risks, trends, and uncertainties that could cause our actual results to differ materially from those expressed in or implied by forward-looking statements contained in this proxy statement are discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and our other filings with the Securities and Exchange Commission (“SEC”). We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.
Website references throughout this proxy statement are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this proxy statement or into any of our other filings with the SEC.

2024 ANNUAL MEETING OF SHAREHOLDERS
To be held June 3, 2024
PROXY STATEMENT
The Board of Directors (“Board”) of PAR Technology Corporation, a Delaware corporation (“PAR,” “Company,” “we,” “us,” or “our”) is soliciting your proxy for use at PAR’s 2024 Annual Meeting of Shareholders (“Annual Meeting”) to be held on Monday, June 3, 2024 at 10:00 a.m., Eastern Time, virtually by a live audio webcast at www.virtualshareholdermeeting.com/PAR2024.
This proxy statement, accompanying form of proxy, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (“2023 Annual Report”) or Notice of Internet Availability of Proxy Materials are expected to first be sent or made available on April 23, 2024 to PAR shareholders entitled to notice of and to vote at the Annual Meeting. PAR’s principal executive offices are located at 8383 Seneca Turnpike, New Hartford, New York 13413.
INFORMATION ABOUT THE PROXY MATERIALS AND VOTING
Who is entitled to notice and to vote at the Annual Meeting?
Only shareholders of record of PAR common stock at the close of business on April 10, 2024, the record date, are entitled to notice of, and to vote at, the Annual Meeting. On April 10, 2024, there were 33,981,731 shares of common stock outstanding. Each share of common stock is entitled to one vote.
Shareholder of Record; Shares Registered in Your Name.
If on April 10, 2024 your shares were registered directly in your name, then you are a shareholder of record and you may vote on the matters to be voted on at the Annual Meeting. If your proxy is properly executed in time to be voted at the Annual Meeting, the shares represented by your proxy will be voted in accordance with the instructions you provide.
Beneficial Owners; Shares Registered in the Name of a Broker, Bank, or Other Nominee.
If on April 10, 2024 your shares were not registered in your name, but rather in the name of a broker, bank, or other nominee, then you are the beneficial owner of shares held in “street name” and a Notice of Internet Availability of Proxy Materials (“Notice”) is being forwarded to you by that organization, which is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank, or other nominee regarding how to vote your shares. You are also invited to attend the Annual Meeting. Beneficial owners whose voting instruction form or the Notice indicates that they may vote their shares through the http://www.proxyvote.com website may attend and participate in the Annual Meeting using the 16-digit control number included on that instruction form or the Notice. Otherwise, beneficial owners should contact their broker, bank, or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” to be able to attend and participate in the Annual Meeting. If you have any questions about your control number or how to obtain one, please contact the broker, bank, or other nominee that holds your shares.
Participating in the Annual Meeting.
The Annual Meeting will be a completely virtual meeting. The meeting will be conducted by a live audio webcast. To participate in the Annual Meeting, visit www.virtualshareholdermeeting.com/PAR2024 and enter the 16-digit control number included on your Notice or on your proxy card or voting instruction form, or otherwise provided to you by your broker, bank, or other nominee. You may begin to log into the Annual Meeting platform at 9:45 a.m., Eastern Time, and the Annual Meeting will begin promptly at 10:00 a.m., Eastern Time, on June 3, 2024

If you wish to submit a question during the Annual Meeting, you may do so on the virtual meeting platform at www.virtualshareholdermeeting.com/PAR2024. We will endeavor to answer as many questions submitted by shareholders as time permits. We reserve the right to exclude questions regarding topics that are not pertinent to meeting matters or company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.
How do I vote my shares?
Shareholders of record on April 10, 2024 may vote their shares over the Internet, by telephone or mail; and, during the Annual Meeting.
In advance of the Annual Meeting
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By Internet. You may vote at www.proxyvote.com, 24 hours a day, seven days a week. You will need the 16-digit control number included on your Notice or on your proxy card or voting instruction form. Votes submitted through the Internet must be received by 11:59 p.m., Eastern Time, on June 2, 2024. If you are a beneficial owner, the availability of online voting may depend on the voting procedures of the organization that holds your shares.

•
By Telephone. You may vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week. You will need the 16-digit control number included on your Notice or on your proxy card or voting instruction form. Votes submitted by telephone must be received by 11:59 p.m., Eastern Time, on June 2, 2024. If you are a beneficial owner, the availability of phone voting may depend on the voting procedures of the organization that holds your shares.

•
By Mail. If you received printed proxy materials, you may submit your vote by completing, signing, and dating the proxy card received and returning it in the postage-paid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

During the Annual Meeting. You may vote during the Annual Meeting by going to www.virtualshareholdermeeting/PAR2024. You will need the 16-digit control number included on your Notice or on your proxy card or voting instruction form or otherwise provided to you by your broker, bank, or other nominee. If you previously voted via the Internet, telephone, or mail, you will not limit your right to vote online at the Annual Meeting.
Can I change my vote after submitting my proxy?
You may change your vote or revoke your proxy at any time prior to the vote during the Annual Meeting.
You may change your vote by: (1) properly granting a new proxy bearing a later date (which automatically revokes an earlier proxy); (2) providing a written notice of revocation to the Corporate Secretary at PAR Technology Corporation, 8383 Seneca Turnpike, New Hartford, New York 13413, prior to your shares being voted; or (3) attending the Annual Meeting and voting your shares electronically during the Annual Meeting. Attending the Annual Meeting will not cause your previously granted proxy to be revoked unless you vote again at the Annual Meeting. Your most current vote will be counted.
If you are a beneficial owner of shares registered in the name of a broker, bank, or other nominee, you will need to follow the voting instructions provided to you by your broker, bank, or other nominee as to how you may revoke your proxy and change your vote.
What constitutes a quorum?
A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, via live audio webcast or by proxy, of the holders of a majority of the shares of PAR common stock outstanding on the record date will constitute a quorum. Both abstentions and broker non-votes will be counted for the purpose of determining the presence of a quorum.

What proposals will be voted on at the Annual Meeting? How does the Board recommend that I vote and what is the voting requirement for each of the Proposals? What effect will abstentions and broker non-votes have?
Proposal	Board’s Recommendation	Voting Options	Votes Required	Effects of Abstentions	Effects of Broker Non-Votes
1. Election of Directors	FOR each director nominee named in this proxy statement	• For • Withhold	A plurality of votes cast (the seven (7) director nominees receiving the most “For” votes will be elected)	None	None

2. Amendment to our Restated Certificate of Incorporation to increase authorized shares of common stock rom 58,000,000 to 116,000,000	FOR	• For • Against • Abstain	A vote “For” by a majority of votes cast	None	None (brokers, banks, and other nominees have discretionary authority to vote on this proposal)

3. Amendments to the 2015 Equity Incentive Plan to increase the number of shares of common stock issuable under the Plan	FOR	• For • Against • Abstain	A vote “For” by a majority of votes cast	None	None

4. Advisory Vote to approve Named Executive Officer compensation (“say-on-pay” vote)	FOR	• For • Against • Abstain	A vote “For” by a majority of votes cast	None	None

5. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024	FOR	• For • Against • Abstain	A vote “For” by a majority of votes cast	None	None (brokers, banks, and other nominees have discretionary authority to vote on this proposal)
Abstentions and Broker Non-Votes
An “abstention” occurs when a shareholder affirmatively declines to vote on a proposal. A broker non-vote occurs when shares held by a broker, bank, or other nominee in “street name” are not voted with respect to one or more proposals because the nominee did not receive voting instructions from the beneficial owner of the shares on non-routine proposals for which the nominee lacks discretionary voting power to vote the shares. Proposal 2 – Amendment to our Restated Certificate of Incorporation to increase authorized shares of common stock from 58,000,000 to 116,000,000 and Proposal 5 - Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2024 are the only Proposals for consideration by shareholders at the Annual Meeting expected to be a “routine” proposal for which brokers, banks, and other nominees are expected to have discretionary authority to vote. Note that whether a proposal is considered routine or non-routine is subject to New York Stock Exchange (NYSE) rules and final determination by the NYSE. Even with respect to routine matters, some brokers are choosing not to exercise discretionary voting authority. As a result, we urge you to direct your broker, bank, or other nominee how to vote your shares on all proposals to ensure that your vote is counted.
Director Vote
Under our Bylaws, directors are elected by a plurality of votes cast. This means that the seven director nominees receiving the highest number of affirmative votes will be elected as directors. You may vote for all the director nominees, withhold authority to vote your shares for all the director nominees or withhold authority to vote your shares with respect to any one or more of the director nominees. Withholding authority to vote your shares with respect to one or more director nominees will have no effect on the election of those nominees. Broker non-votes will have no effect on the election of the nominees.
What if I return a proxy card but do not make specific choices?
All properly signed proxy cards returned in time to be counted at the Annual Meeting will be voted by the named proxies at the Annual Meeting. Where you have specified how your shares should be voted on a proposal, your shares will be voted in accordance with your instructions; if you properly sign your proxy card, but you do not indicate how your shares should be voted on a proposal, your shares will be voted as the Board recommends. The Board knows of no other business that will be presented for consideration at the Annual Meeting; however, if any other business is properly brought before the Annual Meeting, the individuals named on the proxy card will vote your shares in their discretion on such other business.
What is “householding” and how does it work?
If you are the beneficial owner of shares held in “street name”, the broker, bank, or other nominee that holds your shares may deliver a single Notice of 2024 Annual Meeting of Shareholders, proxy statement and 2023 Annual Report, along with individual proxy cards or individual voting instruction forms to any household at which two or more shareholders reside unless contrary instructions have been received from you. This procedure, referred to as householding, reduces the volume of duplicate materials shareholders receive and reduces mailing expenses. Shareholders may revoke their consent to future householding mailings or enroll in householding by contacting Broadridge Financial Solutions by calling 1-866-540-7095, or by writing to Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, New York 11717, Attn: Householding Department. If you wish to receive a separate set of proxy materials for this year’s Annual Meeting, we will deliver them promptly upon request to Attn: Investor Relations, PAR Technology Corporation, 8383 Seneca Turnpike, New Hartford, New York 13413 or (315) 738-0600.
Who is paying for this proxy solicitation?
PAR will bear the cost of soliciting proxies. We will reimburse brokers, banks, and other nominees for reasonable expenses that they incur in sending proxy materials to beneficial owners of our common stock. PAR has engaged Morrow Sodali LLC to assist with the solicitation of proxies. We expect to pay Morrow Sodali LLC a fee of $10,000 plus a reasonable amount to cover expenses. Our directors, officers, and other employees, without additional compensation, may also solicit proxies personally or in writing, by telephone, e-mail, or otherwise.

PROPOSAL 1 – ELECTION OF DIRECTORS
PAR’s Board of Directors is set at seven (7) directors. At the Annual Meeting shareholders will vote on the seven (7) director nominees named below to serve until the 2025 annual meeting of shareholders and until his or her successor is duly elected and qualified or, earlier, until his or her death, resignation, or removal. All director nominees have been nominated by the Board based on the recommendation of the Nominating and Corporate Governance Committee. The Board has no reason to believe that any of the director nominees are unable or unwilling to serve, and each director nominee has consented to be named in this proxy statement and to serve if elected. Each director nominee is currently serving as a director of the Company and each director nominee was elected by our shareholders at the 2023 annual meeting of shareholders other than Linda M. Crawford who was appointed to the Board effective December 5, 2023.
As reflected in the biographies of the director nominees below, our directors bring a diverse mix of highly relevant and complementary skills, experiences, and backgrounds, which facilitates strong oversight of PAR’s management and strategy.
Directors Nominees
The following provides summary information about the Company’s directors, who are also the director nominees.
				Board Committees
Name	Age	Director Since	Independent*	Audit	Comp	NCG
LINDA M. CRAWFORD	60	2023
KEITH E. PASCAL	59	2021

DOUGLAS G. RAUCH	72	2017		•	•
CYNTHIA A. RUSSO	54	2015			•	•
NARINDER SINGH	50	2021			•	•
SAVNEET SINGH Chief Executive Officer and President, PAR Technology Corporation	40	2018
JAMES C. STOFFEL	78	2017		•		•
	Committee Chair	Audit:	Audit Committee	NCG:	Nominating and Corporate Governance Committee
•	Committee Member	Comp:	Compensation Committee
*	Independence is determined by the listing standards of the New York Stock Exchange (NYSE) and our Corporate Governance Guidelines.
+	Audit Committee Financial Expert.

The Board of Directors unanimously recommends a vote FOR the election to the Board of each director nominee.

Savneet Singh Director Since: 2018 Age: 40 CEO and President, PAR Technology Corporation Committee Memberships: • None
Business and Other Experience

 Mr. Singh joined the Company’s Board of Directors in April 2018 and has served as the Chief Executive Officer and President of the Company and President of ParTech, Inc. since March 2019. Mr. Singh previously served as the Interim Chief Executive Officer and President of the Company and Interim President of ParTech, Inc. from December 2018 until March 2019. Since June 2018, Mr. Singh has been a partner of CoVenture, LLC, a multi-asset manager with funds in venture capital, direct lending, and crypto currency. From 2017 to 2018, Mr. Singh served as the managing partner of Tera-Holdings, LLC, a holding company of niche software businesses that he co-founded. In 2009, Mr. Singh co-founded GBI, LLC (f/k/a Gold Bullion International, LLC (GBI)), an electronic platform that allows investors to buy, trade and store physical precious metals. During his tenure at GBI, from 2009 to 2017, Mr. Singh served as GBI’s chief operating officer, its chief executive officer, and its president.

Key Qualifications

 As an entrepreneur, investor and board member of public companies, Mr. Singh brings unique insight and a strategic perspective to the Company’s business and strategies.

Other Public Company Boards
 Current: None
 Prior:
 • CDON AB (NASDAQ Nordic: CDON)
 • Blockchain Power Trust (TSXV: BPWR.UN; TEP.DB)
 • Sharp Spring, Inc. (NASDAQ: SHSP)
 • Osprey Technology Acquisition Corp. (NYSE: SFTW.U)

Linda M. Crawford Director Since: 2023 Age: 60 Independent Committee Memberships: • None *
Business and Other Experience

 Ms. Crawford has served as a director since December 2023, She currently acts as an advisor to several venture backed companies (since March 2022) and serves on the Board of directors of Verint Systems Inc., a provider of customer engagement solutions, and Equilar, an information services firm with products focused on compensation. She retired from her position as CEO of Helpshift, Inc., a company focused on AI driven customer support solutions for B2C companies, in 2020 following her appointment to that role in 2017. She also served as the Chief Customer Officer of Optimizely, Inc., a SaaS company focused on customer experience, from 2016 to 2017. Prior to Optimizely, Ms. Crawford spent nearly a decade at Salesforce in several executive positions, including Executive Vice President and Chief Executive Officer of the Sales Cloud Products division. Prior to Salesforce, Ms. Crawford held executive positions at Siebel Systems, the company credited for creating the CRM industry. Ms Crawford served as a director of ChannelAdvisor Corporation from 2021 to 2022 and previously served on the board of Demandware, Inc., a software technology company providing cloud-based unified e-commerce solutions to retailers, which was acquired by Salesforce in 2016.

Key Qualifications

 The Board has concluded that Ms. Crawford’s extensive experience in key executive positions at leading software companies, including those offering AI and cloud-based solutions, driving innovation, employee and customer success gives her the qualifications and skills to serve as a director.

Other Public Company Boards
 Current: Verint Systems Inc. (Nasdaq: VRNT)
 Prior:
 • ChannelAdvisor Corporation (NYSE: ECOM)
 • Demandware, Inc. (NYSE: DWRE)

* Ms. Crawford’s committee assignments will be determined following the Annual Meeting.

Keith E. Pascal Director Since: 2021 Age: 59 Independent Committee Memberships: • None
Business and Other Experience

 Mr. Pascal has served as Vice President and Secretary of Act III Holdings, LLC, a Boston-based investment fund and of Act III Management LLC, a service company to the restaurant, hospitality, and entertainment industries since March 2018. In addition, Mr. Pascal is the Founder, and since 2008 has served as President of 12:51:58 MW LLC, a provider of an enterprise software platform for global restaurant and retail operators. From January 2015 to March 2018, Mr. Pascal worked for Panera Bread, a chain store of bakery-café fast casual restaurants, where he served as a consultant and was named Chief Concept Officer in November 2017. Mr. Pascal served as CEO of Goji, a developer of high-tech cooking technology, from 2010 to 2012, as the CEO of Torex Retail PLC Hospitality Division from 2006 to 2008, and is the Founder and served as CEO of Savista, a point-of-sale software and business process outsourcing company serving the global restaurant industry, from 1999 to 2006. Mr. Pascal started his career in operations at McDonald’s Corp.

Key Qualifications

 Mr. Pascal brings to the Board over 30 years of restaurant operations experience and senior leadership experience, with both private and public national restaurant chains, and significant experience in the restaurant industry, as both an investor and as a director. He offers valuable financial expertise and public company governance experience as a member of the board of another public company.

Other Public Company Boards
 Current: None
 Prior: BJ’s Restaurants, Inc. (NASDAQ: BJRI)

Douglas G. Rauch Director Since: 2017 Age: 72 Independent Committee Memberships: • Nominating and Corporate Governance (Chair) • Audit • Compensation
Business and Other Experience

 Mr. Rauch spent 31 years with Trader Joe’s Company, a national chain of neighborhood grocery stores, the last 14 years as a President until his retirement in June 2008. Since June 2015, Mr. Rauch has served as the Founder/President of Daily Table, an innovative non-profit retail solution to bring affordable nutrition to the food insecure in Boston’s inner city. He previously served as CEO of Conscious Capitalism, Inc., a nonprofit organization, from August 2011 to July 2017, where he continues to serve as director emeritus. Since February 2020, Mr. Rauch has served as a director of Sprouts Farmers Market, Inc., a grocery store offering affordable, fresh, natural and organic products, where he serves as the Chair of the Audit Committee. From October 2009 to October 2019, Mr. Rauch served as a trustee at the Olin College of Engineering and he serves as a director or as an advisory board member of several for profit and non-profit companies.

Key Qualifications

 Mr. Rauch brings to the Board extensive knowledge and operational experience in the food service/grocery industry and brings important insights and perspectives on technology solutions to the restaurant and retail space. He has created and led the implementation of key business operational strategies, and offers valuable financial expertise and senior leadership experience, including a strong understanding of employee health and culture issues. He also brings public company governance experience as a member of the board and board committee of another public company.

Other Public Company Boards
 Current: Sprouts Farmers Market, Inc. (NASDAQ: SFM)
 Prior: None

Cynthia A. Russo Director Since: 2015 Age: 54 Independent Committee Memberships: • Audit (Chair) • Compensation • Nominating and Corporate Governance
Business and Other Experience

 Ms. Russo has more than 25 years’ experience in financial and operations management with global, growth technology companies. Since June 2019, Ms. Russo has served as a director of Verra Mobility Corporation, a provider of smart mobility technology solutions and services throughout the United States, Australia, Canada and Europe, where she serves on the Audit and Compensation Committees. Ms. Russo is also a director of Verifone, Inc., a world leader in payment and commerce solutions, where she serves as the Audit Committee Chair. Ms. Russo currently serves as CFO Operating Partner for K1 Investment Management at two of their portfolio companies: Canvas Solutions, Inc. (GoCanvas), a global SaaS provider of field operations and inspections solutions, since September 2023, and SimPRO Holdings, Inc. (Simpro), a global SaaS business providing field service management solutions, since November 2023. Ms. Russo served as a director and Chair of the Audit Committee of UserTesting, Inc., an on-demand human insight platform that enables organizations to deliver a better customer experience, from 2021 to January 2023, when it was sold to Thoma Bravo and Sunstone Partners. From March 2021 to September 2022, Ms. Russo served as Interim Chief Financial Officer of Optoro, Inc., an end-to-end reverse logistics technology solution for all stages of a returns lifecycle. Ms. Russo previously served as Executive Vice President and Chief Financial Officer of Cvent, Inc. (NASDAQ: CVT), a cloud-based enterprise event management platform, from September 2015 to September 2018. Prior to that, Ms. Russo served as Executive Vice President and CFO of MICROS Systems, Inc., a global, public enterprise information system software, hardware and services company for retail and hospitality industries (NASDAQ: MCRS). During her 19 years at MICROS, Ms. Russo served in a variety of senior financial roles until MICROS Systems’ acquisition by Oracle in September 2014.

Key Qualifications

 Ms. Russo’s more than 30-year career as a certified public accountant provides the Board substantial knowledge regarding financial and risk management matters, including cybersecurity risks, as well as valuable operational and senior leadership expertise. She brings public company governance experience as a member of boards and board committees of other public companies. She is a certified public accountant and certified internal auditor.

Other Public Company Boards
 Current: Verra Mobility Corporation (NASDAQ: VRRM)
 Prior: UserTesting, Inc. (NYSE: USER)

Narinder Singh Director Since: 2021 Age: 50 Independent Committee Memberships: • Compensation • Nominating and Corporate Governance
Business and Other Experience

 Mr. Singh is the Co-founder of LookDeep Inc., and has served as its Chief Executive Officer since March 2019. Mr. Singh is also a Co-founder, and he served as a director of Appirio Inc., a leader in delivering cloud innovation to companies through emerging technologies, from September 2006 until its acquisition by Wipro Limited in November of 2016. At Appirio, Mr. Singh also served as President and Chief Strategy Officer of Topcoder, a division of Appirio and a crowdsourcing design, development, and data science community with more than one million members. Prior to working at Appirio, Mr. Singh worked at SAP SE in the Office of the CEO as a part of the Corporate Strategy Group from July 2004 to September 2006. While at SAP SE, Mr. Singh led initiatives on sales, maintenance, and competitive strategies. From November 1998 to March 2004, Mr. Singh led research and development, sales, and marketing activity as Vice President and General Manager at webMethods focusing on integration, BPM/workflow technologies. Mr. Singh began his career with Accenture (NYSE:ACN) in September 1995 at its Center for Strategic Technology and worked there until November 1998. Mr. Singh holds a Bachelor of Science from Northwestern University, an MBA from the Wharton School of Business and a Masters in Translation Medicine from University of California, San Francisco and Berkley. Mr. Singh also serves on the board of directors of the Sikh Coalition, a not-for-profit association.

Key Qualifications

 Mr. Singh brings to the Board significant leadership experience in the technology industry, including experience with software development and the execution of go-to-market strategies. He has been recognized for his leadership by the New York Times, and was named one of San Francisco Business Times 40 under 40. Mr. Singh has appeared on CNN, C-Span, and the Daily Show to discuss topics ranging from immigration policy, job creation, and inclusion in the aftermath of mass violence, he represented Appirio at the World Economic Forum, and he has testified before the U.S. House of Representatives, Science Committee on innovation. Mr. Singh brings financial expertise and a strong understanding of the issues facing both mature and start-up companies. He has valuable experience in addressing a variety of complex issues ranging from corporate strategy, organizational structure, governance, transformational change, operational performance improvement, and acquisition integration.

Other Public Company Boards
 Current: None
 Prior: None

James C. Stoffel Director Since: 2017 Chairman Since: 2023 Lead Director: 2020-2023 Age: 78 Independent Committee Memberships: • Compensation (Chair) • Audit • Nominating and Corporate Governance
Business and Other Experience

 Since 2006 Mr. Stoffel has been a senior advisor to private equity and board member of multiple public companies. From 2011 to 2019 he also served as Co-Founding General Partner of Trillium International, a private equity firm focused on growth equity investments in technology companies. From 1997 to 2005, Mr. Stoffel held various senior executive positions at Eastman Kodak Company, including as Senior Vice President, Chief Technical Officer; director of Research and Development; and Vice President, director Electronic Imaging Products Research and Development. Prior to Eastman Kodak Company, Mr. Stoffel had a 20-year career with Xerox Corporation, serving as Vice President of Corporate Research and Technology; Vice President and General Manager of Advanced Imaging Business Unit; Vice President and Chief Engineer; and other executive positions. Mr. Stoffel served on the board of directors of Aviat Networks, Inc. from 2007 to 2023, where he chaired the Compensation Committee and served as the lead independent director from July 2010 to February 2015. From 2003 until his retirement in October 2018, Mr. Stoffel served on the board of directors of Harris Corporation (now L3 Harris Technologies, Inc.).

Key Qualifications

 Mr. Stoffel brings to the Board extensive senior leadership experience, and more than 25-years of technology expertise. Mr. Stoffel’s financial, investment and capital markets expertise and insight, and his extensive public company board experience, provides the Board with valuable perspectives, capabilities, and knowledge critical to strategy, management, and corporate governance.

Other Public Company Boards
 Current: None
 Prior:
 • Aviat Networks, Inc. (NASDAQ: AVNW)
 • Harris Corporation (NYSE: HRS, now L3 Harris Technologies, Inc. (NYSE: LHX))

CORPORATE GOVERNANCE
Identification and Evaluation of Candidates for Director
The Nominating and Corporate Governance Committee (“NCGC”) considers potential director candidates from many sources including shareholders, current directors, management, and others. Regardless of the source of the recommendation, the NCGC evaluates all director candidates in the same manner. In identifying and considering candidates, the NCGC considers the criteria set out in our Corporate Governance Guidelines, which can be found at www.partech.com/investor-relations/. Although the NCGC uses these and other criteria as appropriate to evaluate potential director candidates, other than our Bylaw requirement that directors be at least 21 years of age, the NCGC has no stated minimum qualifications for nominees.
The NCGC evaluates each director nominee in the context of the Board as a whole. It considers a nominee’s experience and understanding of PAR’s businesses and the nominee’s ability to bring new perspectives to the Company’s long-term goals, strategies, and objectives. The NCGC considers whether a director nominee meets the various independence requirements applicable to PAR directors, including whether a nominee satisfies the separate independence requirements necessary to serve on certain Board committees, and a nominee’s prior board and corporate governance experience.
The NCGC strives to achieve a balance of diverse backgrounds, differing points of views, and diversity with respect to gender, race, ethnic and national background, geography, age, and sexual orientation. The NCGC assesses its diversity effectiveness in this regard as part of its annual Board assessment and throughout the year through conversations with directors. Of our seven directors, who are also our director nominees, two are ethnically diverse and two are women. Linda M. Crawford, who was appointed to the Board in December 2023, was identified by an external search firm engaged by the Nominating and Corporate Governance Committee to assist in identifying potential director nominees consistent with the NCGC’s desire to achieve diversity on the Board and in fulfilling the Board’s commitment to add another woman to the Board prior to the Annual Meeting. Shareholder recommendations of director candidates should be sent to: Nominating and Corporate Governance Committee, c/o Corporate Secretary, PAR Technology Corporation, 8383 Seneca Turnpike, New Hartford, New York 13413.
Annual Assessment
On an annual basis, each director completes an annual assessment of the Board relative to composition and size, corporate governance, and Board effectiveness, including the interplay between the Board and standing committees of the Board. The assessment is designed to capture each director’s opinion regarding the Board’s composition and performance, and solicits each director’s observations, comments, and suggestions for improvements to the Board’s composition, function, and effectiveness. The NCGC reviews the results of the annual assessment of the Board with the directors.
Director Independence
The Board has adopted categorical standards designed to assist the Board in assessing director independence. Our director independence standards, which are included in our Corporate Governance Guidelines, are designed to comply with the standards required by the NYSE and in some respects are more stringent than the NYSE director independence standards. The Board has determined that each of Linda M. Crawford, Douglas G. Rauch, Cynthia A. Russo, Narinder Singh, and James C. Stoffel is “independent” as defined under the NYSE listing standards and our director independence standards. Additionally, all members of the Audit Committee and Compensation Committee have been determined by the Board to satisfy the separate independence requirements under the SEC rules and NYSE listing standards for such committees.
Board Meetings and Attendance
The Board held 11 meetings in 2023. Each director attended at least 75% of the meetings of the Board and the committees on which he or she served during the portion of 2023 for which he or she was a director or committee member. The Company encourages directors to attend the annual meetings of shareholders, but such attendance is not required. Five of our directors who served during 2023 attended the 2023 annual meeting of shareholders.

Board Leadership Structure
James C. Stoffel previously served as our Lead Independent Director until he was appointed by the Board to serve as our independent Chairman of the Board, effective June 1, 2023. As Chairman of the Board, Mr. Stoffel presides over all Board meetings, including executive sessions without the presence of management, and is available for consultation and direct communication with shareholders. The Board exercises its oversight responsibilities both directly and through its standing committees, and believes that its role in the oversight of the Company, including its business, strategy, and risks, is facilitated by our current Board leadership structure, with an independent Chairman as well as our committee structure, as it allows our three standing Board committees to play an active role in the oversight of the actions of management, including with respect to identifying risks and implementing effective risk management policies and controls. The Board also believes that this structure enables our Chief Executive Officer, Savneet Singh, to focus his attention on the Company’s business strategy and operations. The Board will continue to evaluate its leadership structure on an ongoing basis and may make changes as appropriate to the Company and its future needs.
Board Oversight of Risk Management
Our Board manages the risk oversight function, with certain areas addressed by our standing committees where such risks are inherent in a committee’s purview. Our Audit Committee oversees our guidelines, policies and processes established by management relating to our financial statements, financial reporting processes and internal audit function and meets regularly with senior management and our independent auditors concerning our financial statements and financial reporting processes, including our internal control over financial reporting and the effectiveness of such processes and controls. Additionally, the Audit Committee regularly meets with management to discuss and assess management’s guidelines and policies with respect to risk assessment and risk management and our major financial risk exposures, including the nature and level of risk appropriate for the Company and management’s strategies and mitigation efforts.
Our internal audit team annually facilitates an enterprise risk assessment with management and through this process, management and internal audit identify, aggregate, and assess material risks impacting the Company, including operational, financial, legal and regulatory, human capital, cybersecurity, strategic and reputational risks. Management and the internal audit team rank each identified risk based on its potential impact on the Company’s operations and its likelihood of occurring. The risks are then prioritized based on this ranking, and appropriate risk responses are determined and executed for each significant enterprise risk. The Audit Committee, typically in joint session with the full Board, regularly meets and receives reports from our internal audit, compliance and legal teams regarding enterprise risk, compliance, legal and regulatory matters.
The Audit Committee, also typically in joint session with the full Board, meets quarterly with our Senior Director of Cybersecurity and receives reports regarding our systems and data security. These cybersecurity reports include information and updates on the cybersecurity threat landscape, risk assessments, mitigation plans, notable incidents, the status of projects to strengthen our information security systems, engagement of third parties (e.g., consultants and auditors) and third-party tools, and our employee-training programs. For additional information relating to our cybersecurity and information technology program, please refer to “Item 1C. Cybersecurity” of the 2023 Annual Report.
Our NCGC focuses on risks associated with our corporate governance policies and practices and environmental, social and governance (“ESG”) matters, and our Compensation Committee focuses on risks related to our compensation policies and programs and oversees risks related to human capital management matters. The Board is aware of each committee’s risk oversight activities from joint sessions with the full Board and executive sessions, as well as from periodic briefings by management to the Board on specific material risks or legal developments.
Clawback and Forfeiture Policy
We maintain a Clawback and Forfeiture Policy, which has been constructed to advance the Company’s commitment to conducting business with integrity and honesty, and in compliance with the NYSE Listing Standards, the SEC rules and applicable law, and to ensure accountability of our current and former executive officers and Section 16 officers and other employees designated by our Compensation Committee, provides for, among other remedies, the clawback of equity and cash incentive compensation paid or payable to covered officers in the event of a “Big R” accounting restatement or a “little r” accounting restatement. Please refer to the discussion of our Clawback and Forfeiture Policy provided below under “Compensation Discussion and Analysis.”
Anti-Hedging Policy
Our Compliance Handbook, which applies to all our employees, officers and directors prohibits hedging or monetization transactions in our securities, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds that permit holders to own our securities without the full risks and rewards of ownership.
Code of Conduct
Our Code of Conduct (the “Code of Conduct”) is applicable to all our employees, officers, and directors, including our Chief Executive Officer, Chief Financial Officer, other senior financial officers and other executive officers. The Code of Conduct is posted on our website at www.partech.com/investor-relations/. Any substantive amendments to the Code of Conduct or waivers granted to our directors, Chief Executive Officer, Chief Financial Officer, other senior financial officers or other executive officers will be disclosed by posting on our website.
Corporate Governance Guidelines
We have adopted Corporate Governance Guidelines that our Board believes are consistent with our values, and that promote the effective functioning of our Board, its committees and the Company. Our Corporate Governance Guidelines are posted on our website at www.partech.com/investor-relations/. These guidelines are reviewed no less frequently than annually by the Board and NCGC and, to the extent deemed appropriate in light of emerging practices, revised accordingly, upon approval by the Board.
Communication with the Board
Interested parties may send written communication to the Board as a group, the independent directors as a group, the Chairman of the Board (James C. Stoffel), or to any individual director by sending the communication c/o Corporate Secretary, PAR Technology Corporation, 8383 Seneca Turnpike, New Hartford, New York 13413. Upon receipt, the communication will be delivered to the Board Chairman or to the independent directors as a group. If the communication is addressed to an individual director, the communication will be delivered to that director. All communications regarding financial accounting, internal controls, audits, and related matters will be referred to the Audit Committee. Interested parties may communicate anonymously if they so desire.
Committees
The standing committees of the Board are the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Each committee operates under a written charter that has been approved by the Board. Current copies of each committee’s charter are posted on our website at www.partech.com/investor-relations/.

AUDIT COMMITTEE
MEMBERS

Cynthia A. Russo (Chair)
Douglas G. Rauch
James C. Stoffel

Our Audit Committee
consists entirely of directors
who meet the NYSE
independence requirements
and the NYSE audit
committee additional
composition requirements.

The Board has determined that Cynthia Russo is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K of the Exchange Act.

Meetings in 2023: 10

PRINCIPAL RESPONSIBILITIES:

Our Audit Committee assists the Board in its oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent registered public accounting firm’s qualifications and independence, and the performance of the internal audit function. The Audit Committee’s primary responsibilities include:

• Direct oversight of our independent registered public accounting firm, including appointment, compensation, evaluation, retention, work product, and pre-approval of the scope and fees of the annual audit and any other services, including review, attestation, and non-audit services;
• Reviewing and discussing the internal audit process, scope of activities and audit results with internal audit;
• Reviewing and discussing enterprise risk management with internal audit, including the identification, assessment, and ranking of risks and management’s strategies and mitigation efforts;
• Reviewing and discussing our quarterly and annual financial statements and earnings releases with management and our independent auditor;
• Recommending to the Board that our quarterly and annual financial statements be included in our periodic reports filed with the SEC;
• Overseeing and monitoring our internal control over financial reporting;
• Assisting the Board in its oversight of our cybersecurity, and compliance with legal and regulatory matters; and
• Overseeing related party transactions.

COMPENSATION COMMITTEE
MEMBERS

James C. Stoffel (Chair)
Douglas G. Rauch
Cynthia A. Russo
Narinder Singh

Our Compensation Committee consists entirely of directors who meet the NYSE independence requirements, including the additional independence requirements specific to compensation committee members.

All members of the Compensation Committee qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

Meetings in 2023: 11

PRINCIPAL RESPONSIBILITIES:

The Compensation Committee oversees and administers our executive compensation programs. The Compensation Committee is also charged with overseeing the Company’s human capital management strategies and policies, including diversity and inclusion, workplace environment and culture, and talent development and retention. The Compensation Committee’s other primary responsibilities include:
• Reviewing and approving the goals and objectives relevant to our CEO’s compensation, evaluating the CEO’s performance, and determining and approving our CEO’s compensation, including incentive compensation;
• Overseeing the administration of our compensatory plans, including incentive compensation arrangements and, where appropriate, making recommendations to the Board regarding amendments to existing plans or the adoption of new compensation plans;
• Reviewing and approving the compensation of our other named executive officers and certain other officers;
• Reviewing and recommending to the Board the compensation of our non-employee directors;
• Administration of the Company’s Employee Stock Purchase Plan; and
• Administration of the Company’s Clawback and Forfeiture Policy and stock ownership guidelines.

The Compensation Committee has the authority to retain, oversee and compensate third party compensation consultants, legal counsel, or other advisers to assist the Committee in fulfilling its responsibilities. The Compensation Committee engaged Frederic W. Cook & Co., Inc. (“FW Cook”) as its compensation consultant to assist it in recommending the form and amount of executive and non-employee director compensation for 2023. Among other things, with respect to our 2023 compensation programs, the Compensation Committee asked FW Cook to:
• Perform an assessment as to the competitiveness of our executive compensation including total cash compensation (base salary and short-term incentive compensation (cash bonus)) and equity compensation (including structural considerations, equity components and performance matrices), relative to our peer group and broader survey data;
• Review and recommend updates to our peer group;
• Conduct an assessment of the competitiveness of our non-employee director compensation;
• Provide legislative and regulatory updates, including compensation trends;
• Review and provide guidance on the Compensation Discussion and Analysis and proxy advisor reports;
• Provide guidance on shareholder outreach; and
• Provide guidance on the Company’s human capital strategy.

Prior to engaging FW Cook, the Compensation Committee considered information relevant to confirm FW Cook’s independence from the Board and management. Additional information regarding the services provided by FW Cook with respect to our 2023 compensation programs can be found below under Compensation Discussion and Analysis – Role of Compensation Consultant.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
MEMBERS Douglas G. Rauch (Chair) Cynthia A. Russo Narinder Singh James C. Stoffel Our NCGC consists entirely of directors who meet the NYSE independence requirements. Meetings in 2023: 4
PRINCIPAL RESPONSIBILITIES:

The Nominating and Corporate Governance Committee is charged with overseeing the Company’s policies, activities, opportunities, and other initiatives relating to sustainability and social responsibility in the context of the Company’s business. The NCGC’s other primary responsibilities include:

• Developing and regularly reviewing our Code of Conduct and Corporate Governance Guidelines;
• Regularly evaluating the size and composition of the Board;
• Identifying and recommending qualified director candidates to the Board;
• Evaluating director independence and financial literacy; and
• Conducting a performance evaluation of the Board to determine whether it and its committees are functioning effectively.

ENVIRONMENTAL, SOCIAL, AND GOVERNANCE
We recognize the importance of our contributions and participation in supporting a healthy environment, economic opportunity, and social equity in the communities where we operate. Our 2024 Environmental, Social, and Governance (“ESG”) Report, which is available at www.partech.com/esg/, describes our ESG strategy, including our core pillars: Responsible Business Practices, People and Culture, Data Responsibility, and Environmental Stewardship.
Our Board, as a whole and through the NCGC and Compensation Committee, strives to govern sustainably and works with our management to oversee our ESG initiatives and sustainable business practices.
The Nominating and Corporate Governance Committee has primary oversight of our ESG practices, policies, and initiatives. Our ESG Committee, an internal work group comprised of leaders from our legal, compliance, human resources, IT, finance and business teams, meets quarterly to receive updates about our ESG initiates and the manner, status, and success of their adoption and implementation across our business operations, and to discuss and develop new ESG initiates for recommendation to the NCGC. The ESG Committee reports quarterly to the NCGC about the status of management’s initiatives pertaining to the Company’s ESG program and to describe and recommend sequential and new ESG practices, policies, and initiatives.
Our Compensation Committee oversees PAR’s human capital management strategies and opportunities, including our employee engagement, workplace environment and culture, and diversity, equity, and inclusion programs. Our SVP, Human Resources periodically meets with the Compensation Committee about these matters, including reporting the results of our annual employee engagement surveys and providing updates on our DEI programs and initiatives.
Core ESG Pillars	ESG Strategy	Highlights of our ESG Practices and Initiatives
Responsible Business Practices	We are committed to sound governance and compliance, responsible business practices, and the highest standards of ethics to achieve business success and enhance long-term shareholder value.
Governance and Board Composition
 • Five of our seven directors are independent
 • Two of our directors self-identify from an underrepresented group.
 • Two of our directors self-identify as female.

Business, Ethics, and Compliance.
 • We maintain a Code of Conduct and Compliance Handbook for our directors, officers, and employees.
 • We provide global 24/7 access to anonymous reporting of violations of our Code of Conduct, Compliance Handbook, or any law, rule, or regulation.
 • We maintain a Supplier Code of Conduct.

People & Culture	We are creating a diverse, inclusive, and safe environment where our employees enjoy and thrive at work each day to support our customers and grow our business.
Our people are our most important asset.
The impact of our employee-first strategy is highlighted by the multiple Top Workplaces USA Awards by Energage we received in 2023, including
 • Top Workplace
 • Innovation
 • Work-Life Flexibility
 • Leadership
U.S. employee population consists of 27% ethnically diverse employees and 28% women; globally, our workforce consists of 26% women.

Core ESG Pillars	ESG Strategy	Highlights of our ESG Practices and Initiatives
Data Responsibility	We earn our customers’ trust each day to keep their valued customer data safe by responsibly managing our security and privacy governance and protocols to ensure strong data protection.
Our products and services use strong network protocols to secure data in transit such as TLS 1.2, Point-to-Point Tunneling Protocol (PPTP) and Internet Protocol Security (IPSEC) to safeguard confidential data during transmission over public networks and between PAR services and end consumers. We employ AES-256 bit encryption to encrypt data at rest.

We use various internal organizational cybersecurity and privacy safeguards, controls and procedures for the discovery, identification, classification, assessment, and management of cybersecurity incidents and risks, including:
 • endpoint and cloud threat detection and response systems,
 • network application and API security services,
 • cloud security posture management solutions,
 • enterprise data loss prevention (“DLP”) and governance services,
 • cloud-native security scanners and
 • source code analysis tooling.

Environmental Stewardship	We strive to minimize the environmental impact of our operational footprint through energy-efficient and eco-friendly sustainable business practices.
We adopt eco-friendly business practices:
 • regular e-waste recycling,
 • data center outsourcing to reduce carbon footprint,
 • reduced shipments and packaging material through a redesign of our hardware products and packaging process, and
 • promote a location flexible work environment to reduce our operational environmental impact.

We encourage new eco-friendly business practices:
 • PAR Planet, launched to receive employee ideas on how to further reduce PAR’s carbon footprint, improve energy efficiency, and increase our use of sustainable materials.

Conflict Minerals. Our suppliers are required to comply with PAR’s Supplier Code of Conduct, which, among other things, requires suppliers to comply with the U.S. laws and regulations regarding conflict minerals sourcing.

REPORT OF THE AUDIT COMMITTEE
To the Board of Directors of PAR Technology Corporation:
The Audit Committee is responsible for appointing the Company’s independent registered public accounting firm. For the fiscal year ended December 31, 2023, Deloitte & Touche LLP served as the Company’s independent registered public accounting firm. With respect to the Company’s financial reporting process, management is responsible for establishing and maintaining internal controls and preparing the Company’s consolidated financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”). The responsibility for auditing the Company’s consolidated financial statements and providing an opinion as to whether the Company’s consolidated financial statements fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of the Company in conformity with U.S. GAAP rests with Deloitte & Touche LLP, as the Company’s independent registered public accounting firm. It is the responsibility of the Audit Committee to oversee these activities. It is not the responsibility of the Audit Committee to prepare or certify the Company’s financial statements. These are the fundamental responsibilities of management.
In the performance of its oversight function, the Audit Committee reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2023 with the Company’s management and Deloitte & Touche LLP. In addition, the Audit Committee discussed with Deloitte & Touche LLP, with and without management present, Deloitte & Touche LLP’s evaluation of the overall quality of the Company’s financial reporting. The Audit Committee also discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission. The Audit Committee also received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence and discussed with Deloitte & Touche LLP its independence.
Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
AUDIT COMMITTEE
Cynthia A. Russo (Chair)
Douglas G. Rauch
James C. Stoffel
The Report of the Audit Committee does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference in other filings by the Company with the SEC, except to the extent the Company specifically requests that the report be treated as soliciting material or specifically incorporates it by reference.

TRANSACTIONS WITH RELATED PERSONS
The Board of Directors has adopted a written “Related Party Transactions Policy & Procedure” (“Policy”), which provides that the Company will only enter into a related party transaction, when the Board, acting through the Audit Committee, determines that the transaction is not inconsistent with the interests of the Company and its shareholders. Pursuant to the Policy, the Audit Committee reviews and either approves or disapproves all transactions, arrangements or relationships in which the Company or any of its subsidiaries (i) was, is or is to be a participant, and (ii) in which a director, director nominee, executive officer, a person who beneficially owns more than 5% of the Company’s common stock, or any immediate family member of any of the foregoing persons (a “related person”), has or will have a direct or indirect interest.
Under the Policy, the following related party transactions are deemed to be pre-approved by the Audit Committee: (i) compensation paid to a director if the compensation is required to be reported in the Company’s proxy statement; (ii) employment of an executive officer if the related compensation is required to be reported in the Company’s proxy statement, or the executive officer is not an immediate family member of another executive officer or director, the related compensation is required to be reported in the Company’s proxy statement and the Compensation Committee approved (or recommended the approval of) the related compensation; and (iii) any ordinary course and arms-length transaction with a related person in which the amount of the transaction involved does not exceed $50,000.
During 2023, Ronald Shaich, the sole member of Act III Management LLC (“Act III Management”), served as a strategic advisor to the Company's board of directors pursuant to a strategic advisor agreement, which terminated on June 1, 2023. In consideration for services provided in 2023, the Company paid Act III Management $0.1 million. Keith Pascal, a director of the Company, is an employee of Act III Management and serves as its vice president and secretary. Mr. Pascal does not have an ownership interest in Act III Management.
On January 2, 2024 the Company entered into a consulting agreement (the “Consulting Agreement”) with PAR Act III, LLC (“PAR Act III”) pursuant to which PAR Act III will provide the Company with strategic consulting, M&A technology due diligence, and other professional and expert services that may be requested from time to time by the Company’s Chief Executive Officer. In consideration for the consulting services, the Company amended its common stock purchase warrant issued to PAR Act III on April 8, 2021 to extend the termination date of the warrant to April 8, 2028, if on April 8, 2026, the Consulting Agreement remains in effect. The warrant provides PAR Act III the right to purchase 510,287 shares of Company common stock at an exercise price of $74.96 per share, as adjusted. The warrant provides for adjustments to reduce the exercise price and increase the number of shares covered by the warrant for certain issuances of common stock by the Company at a price less than the daily volume weighted average price immediately prior to such issuance. As of January 2, 2024 (the effective date of the Consulting Agreement), the fair market value of the warrant was $8.2 million, Keith Pascal, a director of the Company, serves as the vice president and secretary of PAR Act III and holds a 0.1% ownership interest in PAR Act III and a 2.5% time-based profits interests, of which less than 1% is vested.

Executive Officers
The following are our current executive officers:

Savneet Singh. Information about Mr. Singh can be found under “Proposal 1 – Election of Directors”.
Bryan A. Menar. Mr. Menar (age 48) has served as Chief Financial Officer since January 2017. Mr. Menar also served as the Company’s Chief Accounting Officer of the Company until March 1, 2023 when Michael Steenberge was promoted to Chief Accounting Officer reporting to Mr. Menar.
Cathy A. King. Ms. King (age 61) has served as Chief Legal Officer since February 2023 and Corporate Secretary since July 2016. From July 2016 to February 2023, Ms. King served as Vice President and General Counsel.
Michael D. Nelson. Mr. Nelson (age 53) has served as President of PAR Government Systems Corporation and Rome Research Corporation since November 2021. Prior to joining PAR Government and Rome Research, Mr. Nelson spent 26 years supporting the Department of Defense and the National Intelligence Community where he held positions of increasing responsibility. While at Riverside Research Institute from 2001 until he joined the Company, Mr. Nelson was promoted in February 2021 to Vice President of Intelligence and Defense Solutions after serving as Executive Director since October 2016.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Stock Ownership of Directors, Director Nominees and Officers
The shares of PAR common stock beneficially owned by our directors, director nominees, PAR’s executive officers, and the holders of more than 5% of PAR’s outstanding common stock as of April 10, 2024 is set forth below. On April 10, 2024, there were 33,981,731 shares of common stock outstanding. Under the rules of the SEC, a person’s beneficial ownership of PAR common stock includes shares of common stock as to which the person has sole or shared voting or dispositive power and shares as to which the person has the right to acquire within 60 days of determination, including through the exercise of stock options or the vesting/settlement of restricted stock units payable in shares of PAR common stock. Except as otherwise indicated, the information provided in the tables below is based on our records, information filed with the SEC, and information provided to PAR.
The following table sets forth the beneficial ownership of our common stock as of April 10, 2024 by all directors and director nominees, each of the named executive officers listed in the Summary Compensation Table, and our directors and executive officers as a group. Unless otherwise indicated, each person has sole voting and dispositive power with respect to the shares of common stock beneficially owned, subject to community property laws where applicable.
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Directors and Director Nominees
Linda M. Crawford	1,985(1)	*
Keith E. Pascal	11,134(2)	*
Douglas G. Rauch	14,365(2)	*
Cynthia A. Russo	45,325(2)	*
Narinder Singh	10,894(2)	*
Savneet Singh	See holdings below	See percent below
James C. Stoffel	25,065(2)	*
Named Executive Officers
Savneet Singh	979,838(3)	2.8%
Bryan A. Menar	89,171(4)	*
Cathy A. King	76,508(5)	*
Michael D. Nelson	5,593	*
Directors and executive officers as a group (10 persons)	1,259,878(6)	3.6%
*	Less than 1%
(1)	Consists of 1,985 unvested restricted stock units that vest on the earlier of June 1, 2024 and the date of the Annual Meeting.
(2)	Includes 5,100 unvested restricted stock units that vest on the earlier of June 1, 2024 and the date of the Annual Meeting.
(3)	Includes 575,000 shares subject to a currently exercisable stock option or a stock option that will be exercisable within 60 days.
(4)	Includes 34,570 shares subject to a currently exercisable stock option or a stock option that will be exercisable within 60 days.
(5)	Includes 29,530 shares subject to a currently exercisable stock option or a stock option that will be exercisable within 60 days.
(6)
Includes 639,100 shares subject to currently exercisable stock options or stock options that will be exercisable within 60 days and 27,485 unvested restricted stock units that vest on the earlier of June 1, 2024 and the date of the Annual Meeting.

Stock Ownership of Certain Beneficial Owners
The following table provides information regarding the beneficial ownership of each person known by us to beneficially own more than 5% of PAR common stock as of April 10, 2024.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
T. Rowe Price Investment Management, Inc. 100 E. Pratt Street Baltimore, MD 21202	5,081,347(1)	15.0%
ADW Capital Partners, L.P. 1261 99th Street Bay Harbor Islands Florida 33154	2,700,114(2)	7.9%
Capital Research Global Investors 333 South Hope Street 555th Fl Los Angeles, CA 90071	2,462,202(3)	7.2%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	2,294,356(4)	6.8%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	2,108,590(5)	6.2%
Scott Miller c/o Royce & Associates LLC 8 Sound Shore Dr., Suite 190 Greenwhich, CT 06830	1,952,808(6)	5.7%
(1)
T. Rowe Price Investment Management, Inc. has sole voting power with respect to 1,822,719 shares and sole dispositive power with respect to 5,081,347 shares. This information has been obtained from a Schedule 13G/A filed by T. Rowe Price Investment Management, Inc. with the SEC on February 14, 2024.

(2)
ADW Capital Partners, L.P., ADW Capital Management, LLC, and Adam D. Wyden have shared voting power and shared dispositive power with respect to 2,700,114 shares. This information has been obtained from a Schedule 13G/A jointly filed by ADW Capital Partners, L.P., ADW Capital Management, LLC and Adam D. Wyden with the SEC on February 14, 2024. ADW Capital Partners, L.P. is the record and direct beneficial owners of the shares covered by the Schedule 13G/A.

(3)
Capital Research Global Investors has sole voting power and sole dispositive power with respect to 2,462,202 shares. This information has been obtained from a Schedule 13G/A filed by Capital Research Global Investors with the SEC on February 9, 2024.

(4)
BlackRock, Inc. has sole voting power with respect to 2,238,713 shares and sole dispositive power with respect to 2,294,356 shares. This information has been obtained from a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 25, 2024.

(5)
The Vanguard Group has shared voting power with respect to 21,119 shares, shared dispositive power with respect to 46,864 shares, and sole dispositive power with respect to 2,061,726 shares. This information has been obtained from a Schedule 13G/A filed by The Vanguard Group with the SEC on February 13, 2024.

(6)
Scott Miller, Greenhaven Road Investment Management, LP and MVM Funds, LLC each have voting power and dispositive power with respect to 1,952,808 shares. Of these 1,952,808 shares, Greenhaven Road Capital Fund 1, L.P. is the direct beneficial owner of 888,613 shares and Greenhaven Road Capital Fund 2, L.P. is the direct beneficial owner of 1,064,195 shares. This information has been obtained from a Schedule 13G jointly filed by Scott Miller, Greenhaven Road Investment Management, LP, MVM Funds, LLC, Greenhaven Road Capital Fund 1, L.P., and Greenhaven Road Capital Fund 2, L.P. with the SEC on March 12, 2024.

Delinquent Section 16(a) Reports
Our directors and executive officers and the beneficial owners of more than ten percent (10%) of the Company’s shares are required to file under the Exchange Act reports of ownership and changes of ownership with the SEC.
Based solely on a review of copies of Section 16 filings filed electronically with the SEC and, as applicable, information provided to the Company by individual directors and executive officers and the beneficial owners of more than ten percent (10%) of the Company’s shares, the Company believes that, during fiscal year 2023, all filing requirements applicable to directors and executive officers have been complied with in a timely manner, except Savneet Singh had one late Form 4 filed on May 30, 2023 to report RSUs granted on May 15, 2023.

DIRECTOR COMPENSATION
2023 Director Compensation
Compensation for our non-employee directors in 2023 consisted of a mix of cash and equity. In June 2023, the Compensation Committee was provided with an analysis of non-employee director compensation, including a review of director compensation of the Company’s peer group. The peer group of companies consisted of the same comparator group used to evaluate executive compensation and is described below in “Compensation Discussion and Analysis – Market Data and Considerations for Determining NEO Pay.”
Based on the Director Compensation Report, which included pay positioning relative to the market using PAR’s peer group, the Compensation Committee recommended to the Board of Directors that it consider adjustments to the compensation structure for non-employee directors to become closer to the 50th percentile of the Company’s peer group. Based on the Compensation Committee’s recommendation, the Board resolved to increase the equity retainer of our non-employee directors, effective June 1, 2023.
Position	Director Compensation effective June 1, 2023
Cash Compensation
Director	$40,000
Chairman*	$18,000
Audit Committee, Chair	$20,000
Audit Committee, Member	$10,000
Compensation Committee, Chair	$15,000
Compensation Committee, Member	$7,500
Nominating & Corporate Governance Committee, Chair	$10,000
Nominating & Corporate Governance Committee, Member	$5,000
Annual Equity Compensation (grant date fair value)	$175,000
*	As of June 1, 2023, the role of Lead Independent Director was eliminated and replaced with the role of an independent Chairman.
Cash retainers are paid to our non-employee directors in arrears. Our non-employee directors do not receive additional fees for Board or committee meeting attendance. However, we do reimburse our non-employee directors for reasonable expenses incurred to attend Board and committee meetings.
Each non-employee director received an annual award of restricted stock units having a grant date fair value of $175,000. The number of shares subject to each non-employee director’s 2023 annual grant was based on the closing price of our common stock on June 1, 2023 ($34.31), the grant date, which resulted in a grant of 5,100 time vesting restricted stock units (“RSUs”). These restricted stock units vest on the earlier of either June 1, 2024 or the date of the Annual Meeting, subject to continued service through that date. The 2023 grants were made under the 2015 Equity Incentive Plan.
The 2023 compensation earned by or paid to our non-employee directors was as follows:
Name of Director	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Linda M. Crawford	2,935	—	2,935
Keith E. Pascal	40,000	174,981	214,981
Douglas G. Rauch	67,500	174,981	242,481
Cynthia A. Russo	72,500	174,981	247,481
Narinder Singh	52,500	174,981	227,481
James C. Stoffel	88,000	174,981	262,981
(1)	Compensation is prorated for the number of days served on the Board and, as applicable, service in any particular role or on any particular committee.
(2)
This column includes the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC Topic 718) with respect to stock awards made to non-employee directors in 2023. The methodologies used in the valuation of the RSUs are discussed in Note 11 to the Company’s Consolidated Financial Statements included in the 2023 Annual Report. Each non-employee director had 5,100 unvested restricted stock units outstanding at December 31, 2023 with the grant date fair value set forth in this column.

Stock Ownership Guidelines for Non-Employee Directors
Directors are required to hold shares of the Company’s common stock with a fair market value equal to triple (3x) the amount of the annual cash retainer payable to the non-employee director. All shares of common stock bought by a non-employee director or the director’s immediate family member residing in the same household, all shares held in trust for the benefit of a non-employee director or his or her family, and all shares granted under the 2015 Equity Incentive Plan count toward the satisfaction of these requirements. Each non-employee director is required to attain such ownership within five (5) years of the later of, either: (a) the effective date of the policy (June 8, 2018) or (b) joining the Board.

EXECUTIVE COMPENSATION
Overview
Named Executive Officers (“NEOs”)
Our NEOs for 2023 were:
NEO	Title
Savneet Singh	Chief Executive Officer and President
Bryan A. Menar	Chief Financial Officer
Cathy A. King	Chief Legal Officer and Corporate Secretary
Michael D. Nelson	President, PAR Government Systems Corporation
Raju Malhotra	Former Chief Product and Technology Officer*
*	Effective February 9, 2024, the position of Chief Product and Technology Officer was eliminated and Mr. Malhotra’s employment with the company was terminated.
Advisory Vote on Executive Compensation
At our 2023 Annual Meeting of Shareholders, we submitted a proposal to our shareholders for a non-binding, advisory vote to approve the compensation of our NEOs as disclosed in last year’s proxy statement. The proposal received a favorable vote from shareholders holding approximately 80% of the shares represented at the meeting. We value the opinions expressed by shareholders in their say-on-pay vote and in the course of regular shareholder engagement meetings and calls, and our Compensation Committee considers this feedback in its evaluation of executive compensation decisions.
Governance Highlights
We are committed to strong governance practices with respect to our compensation programs. We believe that our practices are consistent with our emphasis on tying executive compensation to the achievement of short-term and long-term performance targets while discouraging excessive risk-taking. The following chart highlights some of our governance practices with respect to executive compensation:
What We Do	What We Do Not Do
Maintain formulaic annual performance-based incentives

Maintain a robust clawback policy

Work with an independent compensation consultant that only reports to the Compensation Committee

Allocate time for executive sessions for the Compensation Committee without management present

Maintain open lines of communication with shareholders

No excise tax gross-ups upon a change-in-control

No hedging or speculative transactions are permitted by our employees, including our named executive officers

No re-pricing of underwater stock options

No stock option grants with an exercise price less than fair market value on the grant date

No excessive perquisites to our employees, including our named executive officers

Furthermore, in response to shareholder feedback, evolving market trends and new regulations, we made the following changes to our executive compensation programs in 2023:
•
Relative Total Shareholder Return (TSR) was selected as the performance metric for 60% of our CEO’s long-term equity incentive award to better align our CEO’s long-term incentive structure with the interests of shareholders;

•	double trigger change-in-control provisions were adopted for new equity awards after June 1, 2023;
•	stock ownership guidelines were adopted for executive officers and certain other officers; and
•	our clawback policy was amended to comply with new SEC rules and corresponding NYSE requirements.

Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes our executive compensation for 2023, including the compensation of our named executive officers, and illustrates the objectives, elements and philosophy of our executive compensation programs.
Compensation Objectives
Our executive compensation programs are built to drive creation of shareholder value by linking company and individual performance. The 2023 executive compensation programs were designed to create incentives that are proportional to the financial returns that executives are able to deliver to shareholders through the achievement of short-term and long-term performance targets. To achieve this, we seek to achieve and maintain the following characteristics within our compensation programs:
•
Pay-for-Performance. The majority of executive compensation is variable and comes from our performance-based short-term cash incentive (“STI”) and long-term equity incentive (“LTI”) programs. The STI and LTI programs are structured to create strong ties between compensation and performance. STI bonuses are tied to the achievement of performance targets linked to established financial measures and behaviors that reinforce our core values of ownership, focus, speed and winning together. LTI awards seek to incentivize better shareholder value over time.

•
Competitive Compensation. We provide compensation opportunities that are competitive with the compensation levels and practices of our peers. However, we do not target any specific percentile relative to the compensation of our peers or other market data. Instead, we seek to attract, retain and incentivize top performers in a highly competitive global market for talent by aligning their interests with the interests of our shareholders.

Role of the Compensation Committee and CEO
The Compensation Committee establishes and approves the annual compensation and pay elements of our NEOs and certain other senior officers. Our CEO partners with the Compensation Committee to set performance priorities, establish target compensation ranges, and assess the performance of our other NEOs (based on market data and other insight provided by our compensation consultant (described below)).
Our CEO does not make recommendations regarding his own compensation. At least annually, the Compensation Committee: reviews and approves corporate goals and objectives relevant to the compensation of our CEO; evaluates our CEO’s performance in light of those goals and objectives; and, based on this evaluation, determines and approves our CEO’s compensation, (including its cash and equity incentive components). In determining the incentive components of our CEO’s compensation, the Committee considers: the Company’s performance and relative shareholder return; the value of similar incentive awards to chief executive officers at comparable companies; awards that have been given historically to the Company’s CEO; and the recommendations of our compensation consultant (discussed below).
Role of the Compensation Consultant
The Compensation Committee engaged FW Cook as its independent compensation consultant to provide information and advice concerning executive compensation for 2023. FW Cook was asked to include an annual analysis of executive compensation compared to peer company practice and data. The Compensation Committee determined that FW Cook has the appropriate independence and necessary skills, knowledge, industry expertise, and experience to provide such services. FW Cook also had the necessary resources to provide a comprehensive approach to executive and non-employee director compensation analysis, planning and strategy.
In late 2022, FW Cook conducted an executive compensation study and provided the Compensation Committee with an analysis of the Company’s executive compensation and program design for 2023. That analysis included peer group compensation data for our NEOs and analysis of other compensation matters as requested by the Compensation Committee.
During 2023, the Compensation Committee, in conjunction with FW Cook and management, assessed our compensation policies and practices. Our Board and our Compensation Committee aim to structure our executive and non-executive compensation programs to incentivize the creation and preservation of shareholder value and discourage excessive or unnecessary risk taking. Considerations in the compensation risk assessment included: the balance between short-term and long-term incentives; the diversity of metrics used to assess performance and payouts under our incentive programs; capped incentive award payout opportunities; and the scope of our Clawback and Forfeiture Policy.
Market Data and External Pay Considerations
In its oversight of the compensation practices for our CEO and the other NEOs, the Compensation Committee reviews industry and peer compensation data specific to comparable technology companies to confirm that executive compensation is within an appropriate competitive range. The Compensation Committee considers this external pay comparison data as a market check on its compensation decisions but not for tying any component of our executive compensation to any specific level relative to our peers or other compensation data.
With input from FW Cook, the Compensation Committee selected a peer group of 17 companies to guide its compensation decisions for 2023 executive compensation. The selected peer group adds seven companies and removes five companies compared to the prior year’s peer group and consists of the following companies:
Peer Group
Alteryx, Inc.	Big Commerce Holdings, Inc.	ChannelAdvisor Corporation
Domo, Inc.(1)	E2open Parent Holdings, Inc.	Everbridge, Inc.(1)
EVO Payments, Inc.(1)	Fastly, Inc.	Flywire Corporation(1)
Harmonic, Inc.(1)	Olo, Inc.(1)	PagerDuty, Inc.(1)
PROS Holdings, Inc.	SPS Commerce Inc.	Sumo Logic, Inc.
Upland Software, Inc.	Zuora, Inc.
(1)	New addition to the peer group for 2023. All other companies were also in the 2022 peer group.
The peer companies were selected by the Compensation Committee based primarily on maintaining a close balance of smaller and larger companies compared to the Company’s annual revenues and market capitalization. To achieve this goal, the Compensation Committee focused its search on peer companies with the following characteristics (based on information available at the time of selection in September 2022):
•	Software, internet and hardware technology industries,
•	Revenues (trailing four quarters) between $100 million and $825 million, and
•	Market capitalization (trailing twelve-month average) between $500 million and $5 billion.
The Compensation Committee also considered FW Cook’s assessment of the strength of comparability relative to a variety of business characteristics, including headcount, operating cash flow, revenue growth, product offerings, end markets, market peer indices and length of time since an initial public offering. Furthermore, certain companies were excluded from consideration if they had a CEO who was also a founder or had unusual compensation programs without a normal annual grant cadence.
The composition of the peer group is reviewed annually, with adjustments made as appropriate to maintain comparability and reflect any mergers, acquisitions or significant changes among the peer group companies. Five companies that were in the 2022 peer group were not selected for the 2023 peer group: Bottomline Technologies, Inc., QAD Inc., Shift4 Payments, Inc., American Software, Inc. and Agilysis, Inc. because the companies were either acquired or the Compensation Committee determined that their compensation practices were not as comparable as those of the peer group companies chosen.
2023 NEO Compensation Design
The Compensation Committee’s actions with respect to our NEOs’ 2023 base salaries and STI and LTI awards (including performance targets and financial measures) reflect a deliberative process intended to ensure that the objectives of our compensation programs are based on pay-for-performance principles. Specifically, the STI and LTI programs seek to attract, retain, and reward top performers within competitive compensation ranges.
Decisions regarding 2023 NEO compensation included consideration of each of our NEO’s individual experience, expertise, skills, responsibilities, commitment, and current and anticipated sustained contributions to the Company’s corporate goals and objectives. The 2023 NEO compensation decisions also considered prior compensation adjustments, prior award accumulation, contractual commitments (if any), and the competitiveness of our 2023 NEO compensation relative to market data.
Base Salary. The Compensation Committee chose not to increase Mr. Singh’s base salary in 2023 and approved 4% base salary increases for the other NEOs. The salary levels and any corresponding increases were approved to maintain salaries at a competitive level for retention purposes and fairly match the NEO’s ability to perform his or her duties and responsibilities. In making these decisions, the Compensation Committee considered (i) the salary amount relative to peer group data, (ii) its subjective assessment of the NEO’s performance, experience, and breadth of responsibilities, and (iii) the recommendation of FW Cook. For 2023, our Compensation Committee set base salaries as follows:
NEO	2022 Base Salary	2023 Base Salary(1)	Percent Change
Savneet Singh	$620,000	$620,000	—
Bryan A. Menar	$400,000	$416,000	4.0%
Cathy A. King	$400,000	$416,000	4.0%
Raju Malhotra	$400,000	$416,000	4.0%
Michael D. Nelson	$325,000	$338,000	4.0%
(1)	Base salary increases were effective February 25, 2023, except for Mr. Nelson’s base salary increase which was effective March 4, 2023.
Short-Term Incentive Compensation. The Compensation Committee annually sets the STI target opportunity for each NEO. The STI target percentages, including the increase in Mr. Menar’s STI target, were approved with the goals of maintaining short-term compensation at a competitive level for retention purposes and matching compensation to the NEO’s ability to perform his or her duties and responsibilities. In making these decisions, the Compensation Committee considered (i) the total amount of short-term compensation relative to peer group data, (ii) its subjective assessment of the NEO’s performance, experience and breadth of responsibilities, and (iii) the recommendation of FW Cook. For 2023, our NEOs were eligible to earn their annual STI bonuses, as a percentage of their base salaries listed above, as follows:
NEO	2022 STI target as percentage of base salary	2023 STI target as percentage of base salary	Percent Change
Savneet Singh	100%	100%	—
Bryan A. Menar	50%	65%	30%
Cathy A. King	50%	50%	—
Raju Malhotra	87.5%	87.5%	—
Michael D. Nelson	40%	40%	—

The Compensation Committee selected management performance measures for 2023 that aligned with the Company’s corporate goals and objectives, focusing on what the Compensation Committee believed to be the most impactful drivers of shareholder return. For 2023, the following served as the foundation for measuring management’s performance:
Financial Measure	Rationale
Annual Recurring Revenue (ARR)(1)	A key performance indicator that enables the measurement of the financial progress of the Company.

Non-GAAP Adjusted EBITDA (R/R Segment)(2)	Used to measure the core business operating results and profitability of the Company’s restaurant/retail segment.

Non-GAAP Adjusted EBITDA (Total Company)(3)	Used to measure the core business operating results and profitability of the total Company.

Government Segment Net Income Before Taxes	Used to measure the operating profitability of PAR Government.
(1)
ARR is the annualized recurring revenue from our subscription services, which includes subscription fees for our Software as a Service (“SaaS”) solutions, related support, and transaction-based fees for payment processing services. We calculate ARR by annualizing the monthly recurring revenue for all active sites as of the last day of each month for the respective reporting period, adjusted to exclude ARR that may not be indicative of management’s performance.

(2)
Non-GAAP Adjusted EBITDA (R/R Segment) is the net loss before income taxes, interest expense and depreciation and amortization of the Company’s Restaurant/Retail segment, as adjusted to exclude certain non-cash and non-recurring charges, such as stock-based compensation, acquisition expenses, certain pending litigation expenses and extraordinary business items that may not be indicative of management’s performance.

(3)
Non-GAAP Adjusted EBITDA (Total Company) is the net loss before income taxes, interest expense and depreciation and amortization of the total Company, as adjusted to exclude certain non-cash and non-recurring charges, such as stock-based compensation, acquisition expenses, certain pending litigation expenses and other extraordinary business items that may not be indicative of management’s performance.

Below are the allocations of the 2023 financial measures for each of our NEO’s respective STI award. The Compensation Committee seeks to allocate the financial measures for each NEO’s STI award in a way that reflects the role that each NEO plays within our business and their area of responsibility.
	Corporate			Government Segment
	ARR	Non-GAAP Adjusted EBITDA (Total Company)	Non-GAAP Adjusted EBITDA (R/R Segment)	Net Income Before Taxes
Savneet Singh	50%	50%	—	—
Bryan A. Menar	50%	—	50%	—
Cathy A. King	50%	—	50%	—
Raju Malhotra	50%	—	50%	—
Michael D. Nelson	—	—	—	100%
At the beginning of 2023, the Compensation Committee reviewed the Company’s annual operating plan, selected financial measures and set STI performance targets. Following the end of 2023, the Compensation Committee determined management’s level of achievement measured against the established STI performance targets.
The following tables set forth the performance targets for the NEO’s 2023 STI awards, actual results of the selected financial measures and payout percentages (as a percentage of the NEO’s base salary). Failure to achieve the threshold performance level would result in no STI award payout, and no additional payment would be made for performance exceeding the maximum performance level. For performance between the threshold and target performance levels or between the target and maximum performance levels, the payout percentage is interpolated between the levels on a straight-line basis.

Mr. Singh’s performance targets and achievement levels for 2023 were:
	Threshold (90% of Goal)	Target (100% of Goal)	Maximum (120% of Goal)	2023 Actual(1)
ARR	$122.9 million	$136.5 million	$163.8 million	$136.1 million
Payout as a Percent of STI Target	50%	100%	200%	98.7%
(1)	ARR for 2023 excludes $0.8 million attributable to a Q4 2023 acquisition.
	Threshold (90% of Goal)	Target (100% of Goal)	Maximum (133.3% of Goal)	2023 Actual
Non-GAAP Adjusted EBITDA (Total Company)	($29.0) million	($26.4) million	($17.6) million	($28.6) million
Payout as a Percent of STI Target	50%	100%	200%	50.7%
	Payout Percent	Relative Weight	Weighted Payout
ARR	98.70%	50.00%	49.35%
Non-GAAP Adjusted EBITDA (Total Company)	50.70%	50.00%	25.35%
Combined Payout as a Percent of STI Target			74.70%
Mr. Menar’s, Ms. King’s, and Mr. Malhotra’s performance targets and achievement levels for 2023 were:
	Threshold (90% of Goal)	Target (100% of Goal)	Maximum (120% of Goal)	2023 Actual(1)
ARR	$122.9 million	$136.5 million	$163.8 million	$136.1 million
Payout as a Percent of STI Target	50%	100%	200%	98.7%
(1)	ARR for 2023 excludes $0.8 million attributable to a Q4 2023 acquisition.
	Threshold (90% of Goal)	Target (100% of Goal)	Maximum (133.3% of Goal)	2023 Actual
Non-GAAP Adjusted EBITDA (R/R Segment)	($38.2) million	($34.7) million	($23.1) million	($37.3) million
Payout as a Percent of STI Target	50%	100%	200%	62.5%
	Payout Percent	Relative Weight	Weighted Payout
ARR	98.70%	50.00%	49.35%
Non-GAAP Adjusted EBITDA (R/R Segment)	62.50%	50.00%	31.25%
Combined Payout as a Percent of STI Target			80.60%
Mr. Nelson’s performance target and achievement level for 2023 was:
	Threshold (90% of Goal)	Target (100% of Goal)	Maximum (133.3% of Goal)	2023 Actual
Government Segment Net Income Before Taxes	$7.5 million	$8.3 million	$11.1 million	$8.7 million
Payout as a Percent of STI Target	50%	100%	200%	117.9%
For 2023, the payout of STI awards to our NEOs was determined by multiplying their respective annual STI targeted amounts by the payout percentages shown above. For 2023, our NEOs’ earned the following STI payouts:
NEO	Base Salary	STI Target Percent of Base Salary	STI Target Amount	Payout as a Percent of STI Target Amount	STI Payout
Savneet Singh	$620,000	100.0%	$620,000	74.7%	$463,140
Bryan A. Menar	$416,000	65.0%	$270,400	80.6%	$217,942
Cathy King	$416,000	50.0%	$208,000	80.6%	$167,648
Raju Malhotra	$416,000	87.5%	$364,000	80.6%	$293,384
Michael D. Nelson	$338,000	40.0%	$135,200	117.9%	$159,401

Performance targets presented in the preceding tables include adjustments approved by the Compensation Committee in June 2023 due to an unanticipated change in Company strategy related to the operations of MENU Technologies A.G. Citing that the change in strategy presented potential valuable long-term market opportunities, and recognizing the objectives of the selected 2023 financial measures to align the Company’s corporate goals and objectives on the most impactful drivers of shareholder return, the Compensation Committee reduced the ARR target by $2.0 million, setting the ARR target at a level more than 19% higher than achieved ARR in 2022, and reduced the Non-GAAP Adjusted EBITDA (R/R Segment) target by $2.8 million, noting the change in strategy triggered unexpected, non-recurring costs. Management’s ability to achieve the adjusted targets required extraordinary efforts, and actual results for 2023 fell short of these targets.
The adjustments did not result in the payout of an STI award where no payment would have otherwise been made without adjustments to the targets. If the adjustments had not been made, the unmodified STI award payout would have been 45.7% of target for Messrs. Singh, Menar and Malhotra and Ms. King versus an actual payout at 74.7% to Mr. Singh and at 80.6% of target to Messrs. Menar and Malhotra and Ms. King. The adjustments did not impact the STI award payout for Mr. Nelson.
Chief Product and Technology Officer Performance Incentive
In 2023 Mr. Malhotra was eligible to earn a supplemental cash performance bonus of $1,000,000, subject to the achievement of a performance target established by the Compensation Committee for the performance period ending December 31, 2023. The performance target was ARR exceeding 15% of the forecasted amount, or $157 million of ARR. ARR for 2023 was $136.1 million, resulting in no payment to Mr. Malhotra.
Long-Term Incentive Compensation
We may grant equity awards, including stock options, restricted stock, and restricted stock units under the 2015 Equity Incentive Plan. The number of shares of our common stock subject to a LTI award is based on the LTI target amount and the closing price of our common stock on the date of grant. Pursuant to the terms of our Equity Grant Policy, the grant date of our annual LTI awards is the third full NYSE trading day following disclosure of our annual financial results for the prior fiscal year. Vesting of any performance-based awards is subject to the Compensation Committee’s certification that the applicable performance targets linked to the financial measures for the relevant performance period were achieved.
The following LTI awards were granted to our NEOs in 2023:
NEO	Time Vesting RSUs(1)	Performance Vesting RSUs(2)
Savneet Singh	72,585	108,877
Bryan A. Menar	16,750	—
Cathy King	16,750	—
Raju Malhotra	41,876	—
Michael D. Nelson	2,372	—
(1)	The time-vesting RSUs vest ratably in one-third increments on March 1, 2024, March 1, 2025 and March 1, 2026, subject to continued employment through the applicable vesting dates.
(2)
The performance-vesting RSUs ratably vest over a three-year period, with three measurement periods. The three measurement periods all begin on January 1, 2023, and one measurement period ends on each of December 31, 2023, 2024 and 2025.

CEO LTI Awards
To closely align our CEO’s compensation with the interests of our shareholders and PAR’s business strategy, 60% of the CEO’s 2023 LTI award is performance-vesting RSUs (PRSUs). The PRSUs ratably vest over a three-year period with three equally weighted measurement periods. Each measurement period began on January 1, 2023. As illustrated below, the first measurement period ended on December 31, 2023 (i.e., one year), the second measurement period ends on December 31, 2024 (i.e., two years), and the third measurement period ends on December 31, 2025 (i.e., three years). PRSUs are earned based on relative TSR compared to the Information Technology sector of the Russell 2000 Index companies.

The Compensation Committee chose three measurement periods to require continued TSR success during the entirety of the overall performance period in order to earn the full PRSU award.
Performance Period	Measurement Period
January 1, 2023 – December 31, 2023	January 1, 2023 – December 31, 2023
January 1, 2024 – December 31, 2024	January 1, 2023 – December 31, 2024
January 1, 2025 – December 31, 2025	January 1, 2023 – December 31, 2025
The average share price of the Company’s common stock and each company in the TSR comparison group will be the average closing stock price over the 20 trading days ending January 1, 2023 (the beginning average share price) and the 20 trading days ending December 31 of the applicable measurement period (the ending average share price). To the extent dividends are paid by a company in the peer group during the measurement period, that company’s Cumulative TSR calculation assumes reinvestment of such dividends in additional shares of the issuing company’s common stock on the ex-dividend date.
The following table illustrates the relationship between relative TSR achievement, and the percentage of shares earned. Results between threshold and target, and target and maximum performance, will be interpolated.
	Threshold	Target	Maximum
Relative TSR Ranking Compared to Selected Comparators from the Russell 2000 Index (IT Sector Sub-Set)	25th	50th	75th
Percentage of Shares Earned	50%	100%	200%
On May 15, 2023, Mr. Singh was granted 108,877 target PRSUs with a grant date fair value of $3,565,722, which is based on the grant date closing share price of $32.75. The grant date fair value of the award as required to be disclosed in the Grants of Plan-Based Awards Table and the Summary Compensation Table is $6,178,770 largely due to the gap between the TSR measurement starting point and the date of grant and how this impacted the Monte Carlo accounting valuation of the award.
The Compensation Committee determined that the performance result for the first measurement period was relative TSR at the 90th percentile, which yielded a payout of 72,584 shares. The following table shows the CEO’s grant approved by the Compensation Committee and the results of the first performance period.
Total Target PRSUs granted	108,877
First Performance Period Target Shares	36,292
Relative TSR Ranking	90th
Actual Percentage of Shares Earned	200%
2023 Earned PRSUs	72,584
Mr. Singh was granted 170,000 PRSUs on March 17, 2020. These PRSUs are eligible to vest in equal installments of one-third each subject to his continued employment as CEO of the Company and the achievement of performance goals determined by the Compensation Committee. For the “Third Performance Period” that began on January 1, 2023, and ended on December 31, 2023, the last one-third of the PRSUs vested in the first quarter of 2024 upon the Compensation Committee’s certification that the performance targets for the Third Performance Period had been achieved.
The financial measures for the Third Performance Period were Annual Recurring Revenue (“ARR”) and Annual Recurring Revenue Gross Margin (“ARR Gross Margin”). ARR Growth for the Third Performance Period was calculated as follows: ARR Gross Margin shall mean the Company’s gross margin of revenue from SaaS, related revenue of its software products and recurring payment processing services revenue, net of expenses, and excluding amortization of acquired and internally developed technology.
The performance targets for the Third Performance Period are set forth below:
	Performance Targets(1) (January 1, 2023 – December 31, 2023)	Level of Achievement(2) (January 1, 2023 – December 31, 2023)
ARR (50%)	$136.5 million	$136.1 million
ARR Gross Margin (50%)	70%	69.6%
(1)	The ARR target is based on the Company’s 2023 annual operating plan.
(2)	ARR for 2023 excludes $0.8 million attributable to a Q4 2023 acquisition.

Mr. Singh’s achievement of ARR in the Third Performance Period was 99.7%. Mr. Singh’s achievement of ARR Gross Margin in the Third Performance Period was 99.4%. The level of achievement of these performance targets resulted in the vesting of 99.1% of the PRSUs eligible to vest for the Third Performance Period.
	Threshold	Target	Maximum	Level of achievement
Level of Achievement as a percent of target (%)	80%	100%	120%	99.6%
Payout as a percent of Target PRSUs (%)	60%	100%	130%	99.1%
Number of Vested PRSUs
Other NEO Fiscal Year 2021 (FY 2021) LTI Awards
On March 18, 2021 Mr. Menar was granted 1,944 restricted stock units, of which 972 were RSUs subject to time-based vesting; and 972 were PRSUs eligible to vest in one-third increments, or a target of 324 PRSUs per year, on each of March 31, 2022, March 31, 2023, and March 31, 2024, subject to achievement of performance targets linked to the financial measures for the applicable performance period, the third and final of which concluded on December 31, 2023. The performance measure for the third performance period was total shareholder return relative to the Information Technology sector of the Russell 2000 Index companies, and the performance and payout schedule was as follows:
	Threshold	Target	Maximum	Level of achievement
Total Shareholder Return Relative to Select Comparator Companies (percentile)	25th	50th	75th or above	40.6th
Payout as a percent of Target PRSUs	50%	100%	160%	81.1%
Number of Vested PRSUs	162	324	518	263
The level of achievement of total shareholder return relative to select comparator companies for the third performance period was 40.6th percentile, resulting in the vesting of 81.1%, or 263, of the target PRSUs covering Mr. Menar’s third performance period.
On August 12, 2021, Mr. Malhotra was granted 1,578 PRSUs. The PRSUs vest ratably in equal one-third increments based on the level of achievement of the performance targets linked to the first performance period. Thereafter, the balance of the PRSUs vest on the first anniversary and second anniversary of the initial vesting date at the level of achievement of the performance targets for the first performance period. The performance targets and achievement levels for the performance period were:
	Threshold	Target/Maximum	Level of achievement
FY 2021 Punchh LARR(1)	$41 million (82.0% of goal)	$50 million	$46.69 million (93.4% of goal)
FY 2021 Punchh CARR(1)	$66 million (85.7% of goal)	$77 million	$66 million (85.7% of goal)
(1)
Punchh LARR and Punchh CARR had weighted allocations of 75% and 25%, respectively “Punchh LARR” is annualized revenue from SaaS, and related revenue of Punchh software products. Punchh LARR is calculated by annualizing the monthly recurring revenue for all active sites as of the last day of each month for the respective reporting period. “Punchh CARR” is annualized revenue from SaaS and related revenue of Punchh software products that includes signed/booked sites that have yet to be activated. Punchh CARR is calculated by annualizing the monthly recurring revenue for all active sites and signed/booked sites that have yet to be activated as of the last day of each month for the respective reporting period.

For performance between the threshold and target performance levels, the payout percentage was interpolated between the levels on a straight-line basis.
	Threshold (82% of Goal)	Target (100% of Goal)	2023 Actual (93.4% of Goal)
FY 2021 Punchh LARR	$41 million	$50 million	$46.69 million
Payout as a Percent of Target	70%	100%	87%
	Threshold (85.7% of Goal)	Target (100% of Goal)	2023 Actual (85.7% of Goal)
FY 2021 Punchh CARR	$66 million	$77 million	$66 million
Payout as a Percent of Target	70%	100%	70%

	Payout Percent	Relative Weight	Weighted Payout
FY 2021 Punchh LARR	87%	75%	65%
FY 2021 Punchh CARR	70%	25%	18%
Combined Weighted Payout as a Percent of Target			83%
As shown above, Mr. Malhotra achieved performance of 93.4% of the goal for FY 2021 Punchh LARR and 85.7% or the goal for FY 2021 Punchh CARR, resulting in a combined weighted payout at 83% level of achievement. Therefore, the first tranche vested at 83% on March 1, 2022; the second tranche vested at 83% on March 1, 2023; and, the final tranche vested at 83% on March 1, 2024, in each case, subject to Mr. Malhotra’s continued employment through such vesting date. Mr. Malhotra’s position was eliminated, effective February 9, 2024. However, the requirement for continued employment through the vesting date was suspended with respect to the final tranche in consideration for Mr. Malhotra’s agreement to a release of claims in favor of the Company.
PAR Government Retention Bonuses
In 2023, Mr. Nelson participated in an employee retention program used by PAR Government as a tool to recruit and retain certain of its employees and those of its subsidiaries (the “PGSC Retention Bonus”). The PGSC Retention Bonus is generally available to all employees of PAR Government and its subsidiaries who are not covered by the Service Contract Act. The PGSC Retention Bonus is a percentage of an employee’s eligible total cash compensation paid in a fiscal year. The PGSC Retention Bonus is established annually by PAR Government’s senior management and is payable if the employee remains employed through and including the payment date in the immediately following year (generally in early March). The payment is reduced by the amount, if any, of the employer contribution for the employee to the profit-sharing component of the Company’s retirement plan.
Clawback and Forfeiture Policy
Our Clawback and Forfeiture Policy provides for the recoupment of erroneously awarded cash and equity incentive compensation paid to the Company’s executive officers, including named executive officers, Section 16 officers and any other officers designated by the Board (“Covered Officers”) in the event the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirement under the securities laws. The Policy is intended to comply with, and shall be interpreted and administered consistent with, Rule 10D-1 of the Exchange Act and NYSE 303A.14. Further, the Policy extends to injurious conduct by Covered Officers and other employees identified by the Board (“Covered Persons”) and provides for the recovery of additional forms of compensation in the event the Compensation Committee determines that a Covered Person has engaged in injurious conduct, including gross or intentional misconduct, embezzlement, theft, fraud or a breach of a fiduciary duty.
Stock Ownership Guidelines
To strengthen the alignment of our executive officers’ interests with those of our shareholders, the Company has established stock ownership guidelines mandating that executive officers (including our NEOs) and other officers identified by the Compensation Committee (“Covered Officers”) own an amount of the Company’s stock valued as a multiple of his or her annual base salary. The Covered Officers are required to attain the mandated ownership levels outlined in the table below within five years of becoming subject to the guidelines.
Level	Guideline
CEO	6X base salary
Other Covered Officers	1X base salary
The Compensation Committee assesses the stock ownership of the Covered Officers on an annual basis. Each Covered Officer had achieved compliance with the necessary ownership requirement as of the last measurement date, except for Mr. Nelson, who was still within the initial five-year grace period. Unless a Covered Officer satisfies the stock ownership guidelines, the Covered Officer must retain at least 50% of the net shares of stock acquired upon the vesting of any incentive equity awards granted by the Company, after deducting the number of shares of stock that would be needed to pay applicable taxes.
Employment Arrangements in Effect for 2023
We have written employment agreements with Messrs. Singh, and Nelson that set forth the terms of their employment. An employment agreement was also in effect for 2023 with Mr. Malhotra, but his employment was terminated in February 2024 as explained below. Those employment agreements include: initial base salaries; eligibility for short-term incentive compensation; eligibility for long-term incentive compensation; severance entitlements (described further in Potential Payments Upon Termination below); and, certain restrictive covenants. Mr. Menar’s and Ms. King’s compensation is determined by the Compensation Committee.
Savneet Singh. On May 9, 2023, Mr. Singh and the Company entered into an amended and restated employment letter (the “Employment Letter”) pursuant to which Mr. Singh continues to serve as the Chief Executive Officer and President of the Company. On May 15, 2023, pursuant to the terms of the Employment Letter, Mr. Singh was granted 72,585 RSUs and 108,877 PRSUs subject to his continued employment through and including the vesting dates. The RSUs vest annually in equal installments on March 1, 2024, March 1, 2025, and March 1, 2026. The PRSUs will vest annually in equal installments, subject to the achievement of the performance targets, including the percentage of achievement, applicable to each 12-month performance period ending on December 31, 2023, December 31, 2024 and December 31, 2025 and linked to a completed performance period, to the extent of achievement, on the first day of the last month of the fiscal quarter in which the Committee shall have certified performance.
Under the terms of the Employment Letter, as well as the award agreements governing the 20,000 RSUs granted on March 4, 2022 and the 72,585 RSUs granted on May 15, 2023, the vesting terms of Mr. Singh’s time-based equity awards may be shortened in the event of a change of control of the Company and/or Mr. Singh’s termination of employment by the Company without cause or his resignation for good reason. Additionally, the Employment Letter provides for a company-paid long-term disability (“LTD”) policy payable in the amount of 60% of his base salary, which payment is reduced by payments made to Mr. Singh under the Company’s LTD plan, and a company-paid life insurance policy in the amount of $5,000,000. Payments for premiums on the life insurance policy were discontinued in an amendment to the Employment Letter in March 2024.
Raju Malhotra. Effective October 4, 2021, Mr. Malhotra and the Company entered into an employment agreement pursuant to which Mr. Malhotra serves as Chief Product and Technology Officer of the Company. Mr. Malhotra’s employment agreement provides for an annual base salary of $400,000, subject to adjustment by the Compensation Committee, and a supplemental cash bonus opportunity of up to $1,000,000 subject to the achievement of ARR performance targets through the end of the fiscal year ended December 31, 2023 to be established by the Compensation Committee. As described above, the performance targets for the supplemental cash bonus were not met and no payment was made. Effective February 9, 2024, Mr. Malhotra’s employment with the Company was terminated, and on February 26, 2024, Mr. Malhotra delivered a release of claims in favor of the Company. In consideration of his release, Mr. Malhotra received certain separation payments and benefits as set forth in the Form 8-K/A filed by the Company with the SEC on March 1, 2024.
Michael D. Nelson. On October 28, 2021, Mr. Nelson and PAR Government entered into an employment agreement pursuant to which Mr. Nelson serves as the President of PAR Government. Mr. Nelson's employment agreement provides for an annual base salary of $325,000, subject to adjustment by the Compensation Committee; and participation in the Company’s incentive compensation plans as in effect from time to time. Mr. Nelson participates in our STI and LTI programs under the terms set by the Compensation Committee.
Benefits
In addition to any benefits provided in their employment agreements, our NEOs are eligible to participate in the same benefit plan programs as all other Company employees, including: medical insurance; dental insurance; vision insurance; group life insurance; voluntary benefits; short-term disability coverage; long-term disability coverage; partial reimbursement of health club/gym membership fees; the Company’s 401(k) retirement plan (“retirement plan”); and our employee stock purchase plan.
Our retirement plan allows U.S. employees that meet eligibility requirements to contribute pre-tax (401(k)) or post-tax (Roth 401(k)) earnings up to the applicable annual IRS limits. Except for certain excluded employees of PAR Government, the Company matches 50% of each participating eligible employee’s annual contributions to the retirement plan, up to 6% of such employee’s compensation for such fiscal year. Company matching contributions are subject to a three-year vesting period. The retirement plan also has a deferred profit-sharing component. Contributions to the profit-sharing component of the retirement plan are made at the discretion of the Board. No profit-sharing contributions were made to the plan in 2023.

Deferred Compensation
We sponsor a non-qualified deferred compensation plan for a select group of highly compensated employees. Participants may make voluntary deferrals of their salary and/or cash bonus to the plan. All amounts contributed to or deferred under the non-qualified deferred compensation plan may be nominally invested in one or more designated investment options. Distributions of amounts under the deferred compensation plan may be made in a lump sum amount or in annual installments upon specific events at the election of the employee. None of our NEOs made any contributions to the plan in 2023. The Board has the sole discretion to make employer contributions to the plan, although it did not make any such employer contributions in 2023.
Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis section of this proxy statement. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in the Annual Report on Form 10-K of PAR Technology Corporation for the fiscal year ended on December 31, 2023.
COMPENSATION COMMITTEE
James C. Stoffel (Chair)
Douglas G. Rauch
Cynthia A. Russo
Narinder Singh
The Compensation Committee Report does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference in other filings by the Company with the SEC, except to the extent the Company specifically requests that the report be treated as soliciting material or specifically incorporates it by reference.

Compensation Tables
Summary Compensation Table
The following table provides certain summary information concerning the compensation earned for the years ended December 31, 2023, 2022, and 2021 by our CEO, CFO and each of the next three most highly compensated executive officers who were serving as executive officers as of December 31, 2023 (our NEOs).
Name and Principal Position	Year(1)	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)(5)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(6)	Total ($)
Savneet Singh, CEO and President	2023	620,000	—	8,555,929	—	463,140	—	18,559	9,657,628
	2022	611,346	—	766,800	—	750,200	—	26,753	2,155,099
	2021	569,231	—	—	—	548,852	—	6,371	1,124,454
Bryan A. Menar, Chief Financial Officer, Vice President	2023	412,923	—	599,985	—	217,942	—	10,710	1,241,560
	2022	379,713	—	468,515	—	242,000	—	10,231	1,100,459
	2021	292,211	—	366,433	—	143,603	—	9,212	811,459
Cathy A. King Chief Legal Officer and Corporate Secretary	2023	412,923	—	599,985	—	167,648	—	13,464	1,194,020
	2022	377,615	—	518,510	—	242,000	—	11,692	1,149,817
Raju Malhotra, Chief Product and Technology Officer	2023	412,923	—	1,499,998	—	293,384	—	7,546	2,213,851
	2022	400,000	250,000	1,499,976	—	423,500	—	9,960	2,583,436
	2021	248,347	—	99,966	—	245,231	—	764	594,308
Michael D. Nelson, President, PAR Government	2023	335,500	14,292	84,965	—	159,401	—	11,142	605,300
	2022	325,000	13,910	64,986	—	143,130	—	10,446	557,472
	2021	25,000	136,140	—	—	—	—	96	160,096
1.	Under applicable SEC rules, we excluded compensation for Ms. King for 2021 as she was not an NEO prior to 2022.
2.
Amounts shown for 2023 are base salaries earned by our NEOs, as described in “Compensation Discussion and Analysis –2023 NEO Compensation Design.” Salary adjustments for Mr. Menar, Ms. King, Mr. Malhotra and Mr. Nelson were effective February 25, 2023.

3.	Amount shown for Mr. Nelson in 2023 represents the PAR Government Retention Bonus of $14,292.
4.
Amounts shown represent, as applicable, time- and performance-vesting RSUs, which are consistent with the grant date fair values of each award computed in accordance with FASB ASC Topic 718 using the closing price of our common stock on March 3, 2023. The methodologies used in the valuation of the RSUs are discussed in Note 11 to the Company’s Consolidated Financial Statements included in the 2023 Annual Report.

With respect to Mr. Singh, amounts shown for 2023 reflect the grant date fair value of the 72,585 time vesting RSUs and 108,877 performance vesting RSUs granted May 15, 2023 that vest ratably in one-third increments on March 1, 2024, March 1, 2025 and March 1, 2026, with the time vesting RSUs subject to his continued employment through the applicable vesting dates and the performance vesting RSUs subject to his continued employment through the applicable vesting dates and achievement of performance targets for the applicable performance periods;
With respect to Mr. Menar, amounts shown for 2023 reflect the grant date fair value of the 16,750 time vesting RSUs granted March 3, 2023 that vest ratably in one-third increments on March 1, 2024, March 1, 2025 and March 1, 2026, subject to his continued employment through the applicable vesting dates;
With respect to Ms. King, amounts shown for 2023 reflect the grant date fair value of the 16,750 time vesting RSUs granted March 3, 2023 that vest ratably in one-third increments on March 1, 2024, March 1, 2025 and March 1, 2026, subject to her continued employment through the applicable vesting dates;
With respect to Mr. Malhotra, amounts shown for 2023 reflect the grant date fair value of the 41,876 time vesting RSUs granted March 3, 2023 that vest ratably in one-third increments on March 1, 2024, March 1, 2025 and March 1, 2026, subject to his continued employment through the applicable vesting dates;
With respect to Mr. Nelson, amounts shown for 2023 reflect the grant date fair value of the 2,372 time vesting RSUs granted March 3, 2023 that vest ratably in one-third increments on March 1, 2024, March 1, 2025 and March 1, 2026, subject to his continued employment through the applicable vesting dates.
5.
Amounts shown for 2023 represent the STI bonuses earned for 2023 by our NEOs. See “Compensation Discussion and Analysis – 2023 NEO Compensation Design” for additional information about the STI bonuses for 2023.

6.
Amounts shown for 2023 represent 401(k) employer matching contributions ($9,182 – Mr. Singh, $9,900 – Mr. Menar, $9,900 – Ms. King, $6,196 – Mr. Malhotra, and $9,900 – Mr. Nelson), the Company’s payment of premiums on term life insurance ($2,605 company paid and $540 group policy – Mr. Singh, $810 – Mr. Menar, $3,564 – Ms. King, $1,242 – Mr. Malhotra, and $1,242 – Mr. Nelson), the value of the company paid vehicle ($3,685 – Mr. Singh), the company paid executive physical ($2,076 – Mr. Singh), and payments made under our wellness reimbursement and service anniversary policies ($200 wellness and $271 service anniversary – Mr. Singh, and $108 service anniversary – Mr. Malhotra).

Grants of Plan-Based Awards
The following table provides information concerning the grant of plan-based awards to our NEOs in 2023.
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4)
Name	Grant Date	Approval Date(2)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Savneet Singh			310,000	620,000	1,240,000	—	—	—	—	—	—	—
	05/15/2023	04/19/2023	—	—	—	—	—	—	72,585	—	—	$2,377,159
	05/15/2023(5)	04/19/2023	—	—	—	54,438	108,877	217,754	—	—	—	$6,178,770
Bryan A. Menar			135,200	270,400	540,800	—	—	—	—	—	—	—
	03/03/2023	02/06/2023	—	—	—	—	—	—	16,750	—	—	$599,985
Cathy A. King			104,000	208,000	416,000	—	—	—	—	—	—	—
	03/03/2023	02/06/2023	—	—	—	—	—	—	16,750	—	—	$599,985
Raju Malhotra			182,000	364,000	728,000	—	—	—	—	—	—	—
	03/03/2023	02/06/2023	—	—	—	—	—	—	41,876	—	—	$1,499,998
Michael D. Nelson			67,600	135,200	270,400	—	—	—	—	—	—	—
	03/03/2023	02/06/2023	—	—	—	—	—	—	2,372	—	—	$84,965
1.	The threshold, target and maximum payouts for all NEO STI awards for 2023 were 50%, 100% and 200%, respectively.
2.
In accordance with our Equity Grant Policy, grants of annual equity awards to existing employees are approved annually during, or as soon as practicable following, the first quarter of the fiscal year. For all such equity awards, the grant date is the third full NYSE trading day of our common stock following our disclosure of annual or quarterly financial results (as applicable), following the Compensation Committee’s related determination or, in the case of the CEO, following the independent directors’ related determination.

3.	Represents time vesting RSUs that vest ratably in one-third increments on March 1, 2024, March 1, 2025 and March 1, 2026, subject to continued employment through the applicable vesting dates.
4.
Amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 with respect to plan-based awards made to our NEOs, excluding the effect of estimated forfeitures for tax withholding purposes. For each NEO, amounts reflect the market value of the shares underlying each award based on the closing price of our common stock on the grant date ($35.82 for 3/3/23, and $32.75 for 5/15/23).

5.
Represents performance vesting RSUs granted to Mr. Singh that vest ratably in one-third increments on each of March 1, 2024, March 1, 2025 and March 1,2026, based on the extent of achievement of performance targets for the applicable performance period (as discussed above in “Compensation Discussion and Analysis – Long-Term Incentive Compensation”) and subject to Mr. Singh’s continued service.

Outstanding Equity Awards at Fiscal Year-End
The following table provides information concerning stock and option awards held by our NEOs as of December 31, 2023.
Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Awards: Market Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(1)
Savneet Singh	575,000(2)	—	12.64	03/17/2030	—	—	—	—
	—	—	—	—	—	—	56,667(3)	2,467,281
	—	—	—	—	—	—	108,877(4)	4,740,505
	—	—	—	—	13,334(5)	580,562	—	—
	—	—	—	—	72,585(6)	3,160,351	—	—
Bryan A. Menar	34,500(7)	—	8.82	12/08/2027	—	—	—	—
	3,188(8)	—	22.18	08/13/2028	—	—	—	—
	5,382(9)	—	24.87	08/08/2029	—	—	—	—
	—	—	—	—	935(10)	40,710	—	—
	—	—	—	—	324(11)	14,107	324(11)	14,107
	—	—	—	—	8,147(5)	354,720	—	—
	—	—	—	—	16,750(12)	729,295	—	—
Cathy A. King	20,000(16)	—	5.12	07/29/2026	—	—	—	—
	3,188(8)	—	22.18	08/13/2028	—	—	—	—
	5,382(9)	—	24.87	08/08/2029	—	—	—	—
	960(17)	—	35.17	08/11/2030	—	—	—	—
	—	—	—	—	1,247(10)	54,294	—	—
	—	—	—	—	324(11)	14,107	324(11)	14,107
	—	—	—	—	9,016(5)	392,557	—	—
	—	—	—	—	16,750(12)	729,295	—	—
Raju Malhotra	52,608(13)	10,522	9.94	01/21/2031	—	—	—	—
	23,543(14)	6,727	9.94	01/21/2031	—	—	—	—
	—	—	—	—	—	—	527(15)	22,946
	—	—	—	—	26,082(5)	1,135,610
	—	—	—	—	41,876(12)	1,823,281	—	—
Michael D. Nelson	—	—	—	—	1,130(5)	49,200	—	—
	—	—	—	—	2,372(12)	103,277	—	—
1.	Amounts reflect the market value of the shares based on the closing price of our common stock on December 31, 2023 ($43.54)
2.	Fully vested non-qualified stock options granted on March 17, 2020.
3.
Performance vesting RSUs granted on March 17, 2020 that vest on the date or dates that the Compensation Committee certifies the achievement of performance targets linked to the financial measures for the applicable two-year performance period: January 1, 2020 − December 31, 2021; January 1, 2021 − December 31, 2022; and January 1, 2022 − December 31, 2023.

4.
Performance vesting RSUs granted on May 15, 2023 that vest on the first day of the last month of the fiscal quarter in which the Board of Directors, Compensation Committee or other proper delegate in accordance with the Plan shall have certified performance, including the percentage of achievement, after the end of each Performance Period. Anticipated to be March 1, 2024, March 1, 2025, and March 1, 2026.

5.
Time vesting RSUs granted on March 4, 2022. The shares vest ratably in one-third increments on March 1, 2023, March 1, 2024 and March 1, 2025, subject to continued employment through the applicable vesting dates.

6.
Time vesting RSUs granted on May 15, 2023. The shares vest ratably in one-third increments on March 1, 2024, March 1, 2025 and March 1, 2026, subject to continued employment through the applicable vesting dates.

7.	Fully vested non-qualified stock options granted on December 8, 2017.
8.	Fully vested non-qualified stock options granted on August 13, 2018.
9.	Fully vested non-qualified stock options granted on August 9, 2019.
10.
Time vesting RSUs granted on March 18, 2021. One-third of the options vested on March 31, 2022 and March 31, 2023 and the final one-third vests March 31, 2024, subject to continued employment through the applicable vesting dates.

11.
RSUs granted on March 18, 2021, of which 972 RSUs were subject to performance vesting. One-third vested on March 31, 2022 and March 31, 2023 based on achievement of performance targets linked to financial measures for the performance period ending December 31, 2021 and December 31, 2022. The final 324 of these performance -vesting RSUs are eligible to vest on March 31, 2024, subject to achievement of performance targets linked to financial measures for the applicable performance period ending December 31, 2023. Another 972 RSUs were subject to time vesting, the final one-third of which were eligible to vest on March 31, 2024, subject to continued employment through such date.

12.
Time vesting RSUs granted on March 3, 2023, which are eligible to vest ratably in one-third increments on March 1, 2024, March 1, 2025 and March 1, 2026, subject to continued employment through the applicable vesting dates.

13.
Non-qualified stock options assumed in the acquisition of Punchh in April 2021. Twenty-five percent vested on August 17, 2021, and 1/48th vest each month thereafter, subject to continued employment through the applicable vesting dates.

14.
Incentive stock options assumed in the acquisition of Punchh in April 2021. Twenty-five percent vested on August 17, 2021, and 1/48th vest each month thereafter, subject to continued employment through the applicable vesting dates.

15.
Performance vesting RSUs granted on August 12, 2021 that were eligible to vest ratably in one-third increments based on the level of achievement of the performance targets linked to FY 2021 Punchh LARR and Punchh CARR financial measures; thereafter, the balance of the RSUs vest on the first anniversary and second anniversary of the initial vesting date based on the level of achievement.

16.	Fully vested non-qualified stock options granted on July 29, 2016.
17.	Fully vested non-qualified stock options granted on August 11, 2020.
Option Exercises and Stock Vested
The following table provides information concerning each vesting of stock awards during 2023 for our NEOs.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercises ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Savneet Singh	—	—	64,466	2,363,397
Bryan A. Menar	—	—	5,332	183,641
Cathy A. King	—	—	6,079	209,283
Raju Malhotra	—	—	13,477	466,169
Michael D. Nelson	—	—	565	19,543
1.	Amounts reflect the market value of the shares based on the closing price of our common stock on the date of vesting, excluding the effect of forfeitures for tax withholding purposes.

Potential Payments Upon Termination
The amounts in the following table generally estimate potential payments that would have been due if an NEO’s employment terminated effective December 31, 2023, under each of the circumstances specified below.
NEO	Cash Severance Payment ($)	Continuation of Medical/Welfare Benefit (present value) ($)	Acceleration and Continuation of Equity Awards(1) ($)	Total Termination Benefits ($)
(a)	(b)	(c)	(d)	(e)
Savneet Singh(2)(3)
Voluntary Termination or Resignation Without Good Reason	11,923	—	—	11,923
Without Cause or For Good Reason(4)	1,250,063	32,655	8,292,803	9,575,521
Without Cause or For Good Reason During Change of Control Protection Period(5)	1,405,063	39,186	9,346,253	10,790,502
Death(6)(7)	5,975,063	—	7,169,164	13,144,227
Bryan A. Menar(8)
Voluntary Termination or Resignation Without Good Reason	8,000	—	—	8,000
Without Cause or For Good Reason	8,000	—	—	8,000
Without Cause or For Good Reason During Change of Control Protection Period(9)	8,000	—	1,152,939	1,160,939
Death(7)(10)	924,000	—	1,138,832	2,062,832
Cathy A. King(11)
Voluntary Termination or Resignation Without Good Reason	8,000	—	—	8,000
Without Cause or For Good Reason	8,000	—	—	8,000
Without Cause or For Good Reason During Change of Control Protection Period(12)	8,000	—	1,204,360	1,212,360
Death(7)(13)	508,000	—	1,190,253	1,698,253
Raju Malhotra(3)(14)
Voluntary Termination or Resignation Without Good Reason	11,200	—	—	11,200
Without Cause or For Good Reason(15)	149,867	—	—	149,867
Without Cause or For Good Reason During Change of Control Protection Period(16)	149,867	—	3,557,485	3,707,352
Death(7)(17)	1,011,200	—	2,958,891	3,970,091
Michael D. Nelson(3)(18)
Voluntary Termination or Resignation Without Good Reason	21,666	—	—	21,666
Without Cause or Due to Disability(19)	134,333	—	—	134,333
Without Cause or Due to Disability During Change of Control Protection Period(20)	190,666	—	152,477	343,143
Death(7)(21)	859,666	—	152,477	1,012,143
1.	Amounts reflect the market value of the shares underlying equity awards based on the closing price of our common stock on December 31, 2023 ($43.54).
2.
Mr. Singh’s potential termination payments are based on his Employment Letter. Upon termination of his employment for any reason, Mr. Singh would receive his accrued but unpaid base salary, accrued but unused vacation ($11,923), unreimbursed business expenses and nonforfeitable benefits under the terms of any welfare benefit plan or retirement benefit plan maintained by the Company. With the exception of a voluntary termination or resignation without good reason, Mr. Singh would receive the cash value of his STI payment for 2023 totaling $463,140. Any COBRA continuation of medical/welfare benefits for Mr. Singh includes the full value of medical, dental, and vision insurance (estimated at $2,177 per month).

3.
Payment of separation payments to Mr. Singh, Mr. Malhotra and Mr. Nelson are subject to the Company’s receipt of a fully executed and effective release, continued compliance with their respective non-disclosure agreements and any post-employment covenants set forth in their respective employment agreements or releases.

4.
Upon a termination without cause or for good reason, Mr. Singh would receive 15 months of severance; his earned, but unpaid STI bonus for 2023; and 15 months of COBRA continuation (estimated at $32,665). In addition, Mr. Singh’s unvested RSUs with a value of $2,687,463, would vest as if he remained employed for 15 months following termination, and his performance vesting RSUs, with a value of $5,605,340, would vest based on the actual level of achievement during the performance period in which his employment was terminated.

5.
Upon a termination without cause or for good reason during a change of control protection period, Mr. Singh would receive 18 months of severance; his earned, but unpaid STI bonus for 2023, and 18 months of COBRA continuation (estimated $39,186). In addition, Mr. Singh’s unvested RSUs would fully vest at a value of $3,740,913, and a portion of Mr. Singh’s performance vesting RSUs would vest and be deemed earned at target at a value of $5,605,340.

6.
Upon termination due to death or disability, Mr. Singh’s unvested time vesting RSUs would vest on a prorated basis at a value of $1,563,824, and a portion of his performance RSUs would vest at a value of $5,605,340.

7.
Our NEOs are insured for basic life insurance (premiums paid by the Company) in the amount of $500,000, which is the policy maximum. Messrs. Menar, Malhotra, and Nelson are insured for supplemental life insurance (premiums paid by the NEOs) in the respective amounts of $416,000, $500,000, and $338,000. The Company provides Mr. Singh, per his Employment Letter, with a company-paid LTD policy which is payable in the amount of 60% of his base salary (reduced by group LTD plan) and a company-paid life insurance policy in the amount of $5,000,000.

8.
Upon termination of his employment for any reason, Mr. Menar would receive his accrued but unpaid base salary, accrued but unused vacation ($8,000), unreimbursed business expenses and nonforfeitable benefits under the terms of any welfare benefit plan or retirement benefit plan maintained by the Company. Mr. Menar’s potential payments upon termination for acceleration and continuation of equity awards are based on the terms of the grant agreements covering his equity awards outstanding at termination.

9.
Upon a change of control, Mr. Menar’s unvested time vesting restricted stock units would fully vest at a value of $1,138,832, and upon a termination without cause during a change of control protection period, Mr. Menar’s unvested performance vesting restricted stock units would also fully vest at a value of $14,107.

10.	Upon a termination due to death, Mr. Menar’s unvested time vesting restricted stock units would vest at a value of $1,138,832.
11.
Upon termination of her employment for any reason, Ms. King would receive her accrued but unpaid base salary, accrued but unused vacation ($8,000), unreimbursed business expenses and nonforfeitable benefits under the terms of any welfare benefit plan or retirement benefit plan maintained by the Company. Ms. King’s potential payments upon termination are based on the terms of the grant agreements covering her equity awards outstanding at termination.

12.
Upon a change of control, Ms. King’s unvested options, and time vesting restricted stock units would fully vest at a value of $1,190,253, and upon a termination without cause during a change of control protection period, Ms. King’s unvested performance vesting restricted stock units would fully vest at a value of $14,107.

13.	Upon a termination due to death, Ms. King’s unvested time vesting restricted stock units would vest at a value of $1,190,253.
14.
Mr. Malhotra’s potential payments upon termination are based on his employment agreement with the Company, effective October 4, 2021, and his outstanding equity award agreements. Upon termination of his employment for any reason, Mr. Malhotra would receive his accrued but unpaid base salary, accrued but unused sick time ($11,200), unreimbursed business expenses and nonforfeitable benefits under the terms of any welfare benefit plan or retirement benefit plan maintained by the Company.

15.	Upon a termination without cause or for good reason, Mr. Malhotra would receive four months of severance, paid in four monthly payments, totaling $149,867.
16.
Upon a termination without cause or for good reason during a change of control protection period, Mr. Malhotra would receive four months of severance, paid in four monthly payments, totaling $149,867. Upon a change of control Mr. Malhotra’s unvested options, and time vesting restricted stock units would fully vest at a value of $3,538,458, and upon a termination without cause during a change of control protection period, Mr. Malhotra’s unvested performance vesting restricted stock units would also fully vest at a value of $19,027.

17.	Upon a termination due to death, Mr. Malhotra’s unvested time vesting restricted stock units would vest at a value of $2,958,891.
18.
Mr. Nelson’s potential payments upon termination are based on his employment agreement with PAR Government, dated October 28, 2021. Upon termination of his employment for any reason, Mr. Nelson would receive his accrued but unpaid base salary, accrued but unused vacation ($21,666), unreimbursed business expenses and nonforfeitable benefits under the terms of any welfare benefit plan or retirement benefit plan maintained by the Company.

19.	Upon a termination without cause or due to disability, Mr. Nelson would receive four months of severance totaling $112,667.
20.
Upon a termination without cause or due to disability during a change of control protection period, Mr. Nelson would receive six months of severance totaling $190,666. Upon a change of control, Mr. Nelson’s unvested time vesting restricted stock units would fully vest at a value of $152,477.

21.	Upon a termination due to death, Mr. Nelson’s unvested time vesting restricted stock units would vest at a value of $152,477.

CEO Pay Ratio
As set forth in the Summary Compensation Table, our CEO’s annual total compensation for 2023 was $9,657,628. Our median employee’s annual total compensation for 2023 was $71,306 resulting in a CEO pay ratio of 135:1.
For purposes of determining the 2023 CEO pay ratio our “median employee” for 2023 was identified using the following methodology and material assumptions, adjustments, and estimates:
•
We identified the individuals employed by the Company and its consolidated subsidiaries as of December 31, 2023, including full-time, part-time, seasonal and temporary workers for a total of 2,019 employees (excluding the CEO).

•	As permitted by the SEC rules, we excluded 95 employees located outside the United States. The countries in which such excluded employees are located are:
○	Australia – 14 employees
○	Guam – 3 employees
○	Northern Mariana Islands – 41 employees
○	Spain – 22 employees
○	Switzerland – 6 employees
○	United Arab Emirates – 6 employees
○	United Kingdom – 3 employees
•	We annualized compensation for all full-time and part-time employees who were employed for less than the full fiscal year 2023.
•
We reviewed the Company’s payroll records and ranked all included Company employees high to low based on their IRS Form W–2 Box 5 compensation (or country equivalent wages) as of December 31, 2023. For employees receiving their compensation in a currency other than USD, we converted their compensation into USD using the exchange rate as of December 31, 2023.

•
We calculated the annual total compensation of our median employee for 2023 using the same rules that apply to reporting the annual total compensation of our NEOs, including our CEO, in the Summary Compensation Table.

The CEO pay ratio information is being provided for the purposes of compliance with the pay ratio disclosure requirement and is intended to be a reasonable estimate calculated in a manner consistent with the SEC rules. Neither the Company’s Compensation Committee nor the Company’s management used the CEO pay ratio in making compensation recommendations or decisions.
Given the different methodologies that various public companies use to determine their estimates of pay ratio, including the different assumptions, exclusions, estimates and methodologies allowed under the SEC rules, and differing employment and compensation practices among companies, our reported pay ratio should not be used as a basis of comparison between the Company and other companies.

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K of the Exchange Act, we are providing the following information about the relationship between executive “compensation actually paid” and certain financial performance of the Company. For further information concerning the Company’s pay for performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to Compensation Discussion and Analysis above.
						Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for the PEO1 2	Compensation Actually Paid to the PEO[3]	Average Summary Compensation Table Total for the Non-PEO NEOs[2]	Average Compensation Actually Paid to the Non-PEO NEOs[3]	Total Shareholder Return[4]	Peer Group Total Shareholder Return[5]	Net Income[6]	Non-GAAP Adjusted EBITDA[7]
2023	$9,657,628	$15,184,662	$1,310,110	$1,858,109	$141.64	$131.92	($69,752)	($25,783)
2022	$2,155,099	($7,771,695)	$1,347,796	$649,506	$84.81	$103.62	($69,319)	($18,845)
2021	$1,124,454	$1,928,070	$516,345	$1,617,502	$171.67	$162.45	($75,799)	($17,793)
2020	$8,220,228	$55,524,053	$447,781	$1,024,510	$204.26	$142.50	($36,562)	($12,453)
1.	Savneet Singh served as the sole principal executive officer (“PEO”) of the Company for 2020, 2021, 2022, and 2023.
2.
The dollar amounts reported as total compensation for the Company’s PEO and the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding I PEO) for each corresponding year are the amounts reported in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation – Executive Compensation Tables – 2023 Summary Compensation Table” of this Proxy Statement and the Company’s proxy statements for 2020, 2021, and 2022. The names of each of the NEOs (excluding the PEO) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2023, Bryan A. Menar, Cathy King, Raju Malhotra, and Michael Nelson; (ii) for 2022, Bryan A. Menar, Cathy King, Raju Malhotra, and Michael Nelson; (iii) for 2021, Bryan A. Menar, Raju Malhotra, Michael Nelson, and Matthew R. Cicchinelli; and (iv) for 2020, Bryan A. Menar and Matthew R. Cicchinelli.

3.
The dollar amounts reported as “compensation actually paid” to the PEO and the average amount reported as “compensation actually paid” to the NEOs as a group (excluding the PEO), are computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to such PEOs and NEOs during the applicable year. The valuation methodologies and assumptions used when calculating the equity values included in compensation actually paid are not materially different than those used when calculating the amounts included in the Summary Compensation Table. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the PEOs’ total reported compensation and non-PEO NEOs’ for each year to determine the compensation actually paid:

Year	Name of PEO	Reported Summary Compensation Table Total	[Less] Reported Value of Equity Awards	[Plus] Fair Value at Fiscal Year- End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	[Plus] Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	[Plus] Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year that Vested During Fiscal Year	[Plus] Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years for Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	[Less] Fair Value as of Prior Fiscal Year- End of Option Awards and Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year	[Equals] Compensation Actually Paid
2023	PEO	$9,657,628	$8,555,929	$12,147,740	$1,222,917	$712,306	$0	$0	$15,184,662
2023	Average for Non-PEO NEOs	$1,310,110	$696,233	$846,287	$278,859	$119,086	$0	$0	$1,858,109
4.
Cumulative TSR is calculated by dividing (a) the sum of (i) the cumulative amount of dividends on our common stock for the measurement period (if any), assuming dividend reinvestment, and (ii) the difference between the Company’s share price at the end and the beginning of the measurement period by (b) the Company’s share price at the beginning of the measurement period.

5.
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the Russell 2000 Technology Index.

6.	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year (in thousands).
7.	The dollar amounts reported represent the amount of adjusted EBITDA reflected in the Company’s audited financial statements for the applicable year (in thousands).

Description of Certain Relationships between Information Presented in the Pay Versus Performance Table
As described in more detail above in the Compensation Discussion and Analysis, our executive compensation programs reflect a variable pay-for-performance philosophy. While we use multiple performance measures to align executive compensation with our performance, all of those performance measures are not presented in the Pay Versus Performance table. Moreover, we generally seek to incentivize long-term term performance, and therefore do not specifically align our performance measures with compensation that is actually paid (as computed in accordance with SEC rules) for a particular year. In accordance with the SEC rules, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.
Compensation actually paid is significantly influenced by changes in our stock price and has thus varied from year to year. In particular, compensation actually paid in 2023 was heavily influenced by our stock price increasing 67% from the beginning to the end of the year, which in turn had a meaningful positive impact on the value of our NEOs’ equity awards that year (including an increase of the estimated earnout level of in-progress relative TSR PRSUs).

PAR & Peer TSR vs. Compensation Actually Paid
$60
$50
$40
$30
$20
$10
$0
-$10
-$20
Compensation Actually Paid ($M)
$250
$200
$150
$100
$50
$0
Value of $100 Investment from 12/31/2019
$55.52
$204.26
$142.50
$1.02
$171.67
$162.45
$1.93
$1.62
$103.62
$84.81
$0.65
($7.77)
$141.64
$131.92
$15.18
$1.86
FY 2020
FY 2021
FY 2022
FY 2023
PEO CAP ($M)
Average Non-PEO NEO CAP ($M)
PAR TSR
Russell 2000 Technology Index TSR

PAR Technology Net Income vs. Compensation Actually Paid
Compensation Actually Paid ($M)
Net Income ($M)
$60
$50
$40
$30
$20
$10
$0
-$10
-$20
$10
$0
($10)
($20)
($30)
($40)
($50)
($60)
($70)
($80)
$55.52
$1.02
($37)
$1.93
$1.62
($76)
($7.77)
$0.65
($69)
$15.18
$1.86
($70)
FY 2020
FY 2021
FY 2022
FY 2023
PEO CAP ($M)
Average Non-PEO NEO CAP ($M)
Net Income ($M)

PAR Technology Adjusted EBITDA vs. Compensation Actually Paid
Compensation Actually Paid ($M)
Adjusted EBITDA ($M)
$60
$50
$40
$30
$20
$10
$0
-$10
-$20
$0
($5)
($10)
($15)
($20)
($25)
($30)
$55.52
$1.02
$1.93
$1.62
($7.77)
$0.65
$15.18
$1.86
($12)
($18)
($19)
($26)
FY 2020
FY 2021
FY 2022
FY 2023
PEO CAP ($M)
Average Non-PEO NEO CAP ($M)
Adjusted EBITDA ($M)

Most Important Performance Measures
As described in greater detail in the Compensation Discussion and Analysis, our executive compensation programs reflect a variable pay-for-performance philosophy. The metrics that we use for both long-term and short-term incentive awards are selected with the goal of incentivizing our NEOs to increase the value of our enterprise for our shareholders. The most important financial performance measures we used to link executive compensation actually paid to our NEOs, for the most recently completed fiscal year, to our performance are as follows:
Most Important Financial Performance Measures
Non-GAAP Adjusted EBITDA
Annual Recurring Revenue (ARR)
Government Segment Net Income Before Taxes

PROPOSAL 2 - APPROVAL OF AN AMENDMENT TO OUR RESTATED
CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF
COMMON STOCK FROM 58,000,000 TO 116,000,000
The Board has unanimously approved, declared advisable and resolved to recommend to the Company’s shareholders that they approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 58,000,000 to 116,000,000. In addition, to effect this change, the total number of shares of capital stock authorized in the Restated Certificate of Incorporation, as amended, would increase from 59,000,000 to 117,000,000, consisting of 116,000,000 shares of common stock and 1,000,000 shares of preferred stock. The proposed amendment to our Restated Certificate of Incorporation reflecting the authorized share increase (the “Amendment”) is included as Appendix A to this proxy statement.
Purpose and Effect of the Proposed Amendment
We currently have 59,000,000 shares of authorized capital stock, par value $0.02 per share, consisting of 58,000,000 shares of common stock and 1,000,000 shares of preferred stock.
As of April 10, 2024, we had 33,981,731 shares of common stock outstanding. No shares of preferred stock are outstanding.
Of the 24,018,269 shares of common stock authorized, but unissued, as of April 10, 2024 we had approximately 1,316,032 shares reserved for issuance under the Company’s equity incentive plans, which will increase to approximately 3,216,032 if Proposal No. 3 is approved; an aggregate of approximately 8,432,404 shares reserved for issuance in connection with conversions of our 1.500% Convertible Senior Notes due 2027 and 2.875% Convertible Senior Notes due 2026 (collectively, the “Convertible Notes”), to the extent that holders elect to convert the Convertible Notes and the Company elects to satisfy conversions of the Convertible Notes through physical settlement; 330,000 shares reserved for issuance under the Company’s Employee Stock Purchase Plan; 2,866,932 shares reserved for issuance in connection with the acquisition of all the outstanding ordinary shares of TASK Group Holdings Limited; and an aggregate of approximately 510,287 shares reserved for issuance upon the exercise of warrants issued to PAR Act III, LLC. As a result, if Proposal 3 is approved, approximately 8,662,614 shares of common stock, or approximately 14.9% of our total authorized common stock, remain available for issuance for future purposes.
Due to the limited number of shares of common stock remaining available for future issuance, our Board believes it is advisable and in the best interests of the Company and its shareholders to increase the number of shares of common stock we are authorized to issue to provide a sufficient reserve of shares for the Company’s future business and financial needs. The additional shares of common stock would provide us with the flexibility to take any one or a combination of general corporate initiatives to optimize shareholder value and support our strategy and growth plans, including: raise additional capital through common stock offerings; provide stock-based awards to attract, motivate, and retain employees, executive officers and non-employee directors; acquire businesses, technologies, products or other assets through business combinations and acquisitions using common stock as consideration; and issue common stock for other corporate purposes. The Board believes that these additional shares of common stock will provide us with needed efficiencies to issue shares in the future without potential expense and delay incident to obtaining shareholder approval for a particular issuance, except as otherwise required by law or the rules and regulations of the NYSE. We currently have no specific plans, arrangements, or understandings to issue any of the newly authorized shares.
All newly authorized shares of common stock when issued would have the same rights as the presently authorized shares of common stock, including the right to cast one vote per share and to receive dividends if and to the extent we declare and pay them. There would be no change in the par value of $0.02 per share. Shareholders would have no preemptive rights with respect to the issuance of additional common stock.
Any issuance of additional shares of common stock would increase the outstanding number of shares of common stock and dilute the percentage ownership of existing shareholders. The dilutive effect of an issuance could discourage a change of control by making it more difficult or costly. We are not aware of any specific effort to obtain control of us, and we have no present intention of using the proposed increase in authorized common stock to deter a change of control.

Effectiveness and Vote Required
The Amendment will become effective upon the Company filing a certificate of amendment setting forth the Amendment with the Delaware Secretary of State, which we anticipate doing as soon as practicable following shareholder approval of the Amendment. In addition, if the shareholders approve the Amendment and the certificate of amendment setting forth the Amendment is filed with the Delaware Secretary of State, we intend to file a Restated Certificate of Incorporation to integrate the current Restated Certificate of Incorporation and the Amendment into a single document. Our Board reserves the right to elect to abandon the Amendment at any time before it becomes effective even if it is approved by the shareholders. If our shareholders do not approve the Amendment, Article FOURTH will remain unchanged, and a certificate of amendment setting forth the Amendment will not be filed with the Delaware Secretary of State.
The Amendment will be approved if the votes cast for the Amendment exceed the votes cast against the Amendment.

The Board of Directors unanimously recommends a vote FOR approval of the Amendment to our Restated Certificate of Incorporation to increase the authorized shares of common stock from 58,000,000 to 116,000,000, and the corresponding increase to the total number of shares of capital stock authorized in the Restated Certificate of Incorporation from 59,000,000 to 117,000,000.

PROPOSAL 3 - APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED PAR TECHNOLOGY CORPORATION 2015 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE UNDER THE PLAN BY 1,900,000 SHARES
The Board has unanimously approved and voted to recommend that you approve, an amendment to the 2015 Equity Incentive Plan. The amendment (the “Plan Amendment”) amends the 2015 Equity Incentive Plan solely to increase the number of shares of common stock available to be issued under the 2015 Equity Incentive Plan by 1,900,000 shares.
The Board believes that the Company’s ability to grant stock-based awards is important to its continuing ability to drive performance, align incentives with shareholder value, and improve retention. As of April 10, 2024, the total number of shares of common stock available for future awards under the 2015 Equity Incentive Plan was 1,316,032. Based on estimated usage, the Compensation Committee anticipates depleting these shares by the end of 2025. In order to continue to have an appropriate supply of shares for stock-based awards to attract, motivate, and retain the talent required to successfully execute our business strategy, the Board believes that the additional 1,900,000 shares of common stock requested in the Plan Amendment will provide the Compensation Committee with sufficient shares for our equity compensation program for approximately three years, depending on the size of our workforce, including increases in our workforce as a result of acquisitions, the estimated range of our stock price, historical forfeiture rates, and other factors.
While adding 1,900,000 shares to the 2015 Equity Incentive Plan will increase the potential dilution to our current shareholders, our Board believes that our equity compensation programs are appropriately managed. As shown in the table below, as of April 10, 2024, fully-diluted overhang, measured by the quotient of the sum of (1) shares of common stock reserved for future awards, (2) unexercised stock options outstanding and (3) unvested restricted stock units outstanding, divided by the sum of the numerator and the total number of shares of common stock outstanding, attributable to the 2015 Equity Incentive Plan was approximately 7.9%. Potential fully-diluted overhang as of April 10, 2024, inclusive of the additional 1,900,000 shares of common stock, would be approximately 12.4%.
	April 10, 2024	April 10, 2024 (with 1,900,000 additional shares)
Shares of common stock outstanding	33,981,731	33,981,731
Shares reserved for future awards under 2015 Equity Incentive Plan	1,316,032	3,216,032
Unexercised stock options outstanding	788,818	788,818
Unvested restricted stock units outstanding	822,876	822,876
Fully-diluted shares of common stock outstanding	36,909,457	38,809,457
Total fully-diluted overhang	7.9%	12.4%
The Company’s three-year adjusted average annual burn rate as of December 31, 2023 is 2.22%. The Institutional Shareholder Services (“ISS”) “burn rate benchmark” for our index membership and industry of 4.03%.
(Shares are stated in thousands)	2021	2022	2023
Weighted average number of shares of common stock outstanding	25,088	27,152	27,552
Stock options granted	564	—	—
Restricted stock granted	2	—	—
Restricted stock units granted	203	379	625
Granted stock options, restricted stock and restricted stock units burn rate	3.07%	1.40%	2.27%
3-year average (adjusted) burn rate of 2.22%
Our executive officers and non-employee directors have an interest in this proposal by virtue of their being eligible to receive awards under the 2015 Equity Incentive Plan.

Plan Summary
Set forth below is a summary of the principal provisions of the 2015 Equity Incentive Plan. We are proposing to amend the 2015 Equity Incentive Plan solely to increase the shares available for issuance. The Company is not proposing to amend any of the provisions described below. The summary is qualified in its entirety by reference to the text of the 2015 Equity Incentive Plan, which is attached as Appendix B to this proxy statement. We urge our stockholders to carefully review the 2015 Equity Incentive Plan and details of the Plan Amendment disclosed herein.
Plan Term
The present term of the 2015 Equity Incentive Plan began on June 10, 2019, the date of shareholder approval of the 2015 Equity Incentive Plan. No awards may be granted under the 2015 Equity Incentive Plan after June 10, 2029, but awards previously granted may extend beyond that date unless terminated by the Board or Compensation Committee in accordance with the terms of those awards.
Eligible Participants
All employees, officers, directors, consultants and advisors of the Company are eligible to participate in the 2015 Equity Incentive Plan. As of April 10, 2024, there were approximately 1,875 employees (including officers) and six (6) non-employee directors eligible to participate in the 2015 Equity Incentive Plan. Although consultants and advisors are eligible to participate, we have not historically granted stock-based awards to consultants and advisors.
Total Shares Authorized
As of April 10, 2024, 1,316,032 shares of common stock remained available for future grants under the 2015 Equity Incentive Plan.
If shareholders approve the increase, the total number of authorized shares under the 2015 Equity Incentive Plan will be 6,350,000, which total includes 1,611,694 shares subject to outstanding equity awards, and the total available share reserve will increase to 3,216,032 shares, less any new grants made after April 10, 2024.
Administration and Authority
The Board has broad authority to administer the 2015 Equity Incentive Plan, which it may delegate to the Compensation Committee, which is comprised solely of independent directors. References hereafter in this Proposal to the Board apply equally to the Compensation Committee when the Board delegates its authority under the 2015 Equity Incentive Plan. The Board has the authority to grant and amend awards and, subject to the express limitations of the 2015 Equity Incentive Plan, the Board has the authority to (i) to construe and determine award agreements, awards and the 2015 Equity Incentive Plan, (ii) to prescribe, amend and rescind rules and regulations relating to the 2015 Equity Incentive Plan and any awards thereunder, (iii) to determine the terms and conditions of the awards, and (iv) to make all other determinations or certifications and take such other actions in the judgment of the Board are necessary or desirable for the administration and interpretation of the 2015 Equity Incentive Plan.
Award Types
Stock options, restricted stock, and such other stock-based awards as the Board may determine, including securities convertible into our common stock, stock appreciation rights, phantom stock awards and restricted stock units. The Board may grant stock options that are incentive stock options (ISOs) or non-qualified stock options. Only employees may receive ISOs. No stock option can be exercised more than ten (10) years from the date of grant.
Award Limits
Awards intended to qualify as incentive stock options may not become exercisable in any one calendar year for shares of common stock with an aggregate fair market value of more than $100,000. The 2015 Equity Incentive Plan places an annual limit of $200,000 on the fair value of shares awarded to non-employee directors.

No Repricing
The Board may not reprice stock options or stock appreciation rights without shareholder approval.
Clawback, Recovery, and Recoupment
All awards are subject to clawback, recovery or recoupment in accordance with any compensation clawback, recovery, or recoupment policy adopted by the Board or otherwise required by applicable law, government regulation or stock exchange listing requirement and, in addition to any other remedies available under such policy and applicable law, government regulation or stock exchange listing requirement, may require the forfeiture and cancelation of outstanding awards and the recoupment of any gains realized with respect to any awards. The Board may impose any such clawback, recovery, or recoupment provisions in an award agreement as the Board determines necessary or appropriate.
Change in Control
In connection with a Change in Control as defined under the 2015 Equity Incentive Plan, the Board may (1) make provision for continuation of an award, assumption of an award by the acquiring entity or by substitution of an award on an equitable basis for the shares subject to the award, (2) accelerate vesting of an award, or (3) exchange of an award for the right to participate in an equity or benefit plan of any successor corporation.
Acceleration
The Board may at any time provide that any stock options shall become immediately exercisable in full or in part, that any restricted stock awards shall be free of some or all restrictions, or that any other stock-based awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, despite the fact that such action may cause application of Section 280G and Section 4999 of the Internal Revenue Code of 1983, as amended (the “Code”) or disqualify all or part of an incentive stock option award.
Recapitalization
In the event of certain corporate transactions or changes in corporate capitalization, the Board or the Compensation Committee will make appropriate and proportionate adjustments to the terms of the 2015 Equity Incentive Plan (e.g., the maximum number of shares available and individual limits) and outstanding awards.
Tax Withholding
The issuance of common stock in satisfaction of an award under the 2015 Equity Incentive Plan is conditioned on the participant having made arrangements for the satisfaction of tax withholding obligations, which a participant may satisfy, by making a cash payment or authorizing withholding from the participant’s compensation, and subject to prior approval of the Company by (i) causing the Company to withhold shares of common stock from the payment of an award or (ii) by delivering to the Company shares of common stock already held by the participant.
Transferability
Awards granted under the 2015 Equity Incentive Plan generally may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the participant, shall be exercisable only by the participant, except as the Board may otherwise provide.
Amendment/Termination
The Board has broad authority to amend, suspend or terminate the 2015 Equity Incentive Plan, except where shareholder approval is required (i) by the rules of any securities exchange or inter-dealer quotation system on which the Company’s common stock is listed or traded or (ii) in order to continue to comply with applicable provisions of the Code and any regulations promulgated thereunder. Amendments may not materially adversely affect participants without the consent of the affected participants.

Certain Federal Income Tax Consequences
The following discussion of the U.S. federal income tax consequences of awards under the 2015 Equity Incentive Plan is based on present federal tax laws and regulations and does not purport to be complete. Foreign, other federal, state and local taxes not described below may also apply.
Incentive Stock Options
If a stock option is an ISO, the employee does not realize income upon grant or exercise of the ISO, and no deduction is available to the company at such times, but the difference between the value of the shares of stock purchased on the exercise date and the exercise price paid is an item of tax preference for purposes of determining the employee’s alternative minimum tax. If the shares of stock purchased upon the exercise of an ISO are held by the employee for at least two years from the date of the grant and for at least one year after exercise, any resulting gain is taxed at long-term capital gains rates.
If the shares are disposed of before the expiration of that period, any gain on the disposition, up to the difference between the fair market value of the shares at the time of exercise and the exercise price of the ISO, is taxed at ordinary rates as compensation paid to the employee, and the company is entitled to a deduction for an equivalent amount. Any additional gain recognized from the disposition in excess of the fair market value of the shares at the time of exercise is treated as short- or long-term capital gain depending on how long the shares have been held.
Non-Qualified Stock Options
If a stock option is a NQSO, the participant does not realize income at the time of grant of the NQSO, and no deduction is available to the Company at such time. At the time of exercise, ordinary income is realized by the participant in an amount equal to the difference between the exercise price and the fair market value of the shares of stock on the exercise date, and the Company is entitled to a deduction for such amount. Upon disposition, any appreciation or depreciation of the shares after the date of exercise will be treated as short- or long-term capital gain or loss depending on how long the shares have been held.
Stock Awards
Upon the grant of an award of restricted shares of stock, no income is realized by the participant (unless the participant makes an election under Section 83(b) of the Code), and the company is not allowed a deduction at that time. When the restricted shares vest, the participant realizes ordinary income in an amount equal to the fair market value of the restricted shares at the time of vesting, and, subject to the limitations of Section 162(m) of the Code, the company is entitled to a corresponding deduction at such time. Upon disposition, any appreciation or depreciation of the shares after the time of vesting will be treated as short- or long-term capital gain or loss depending on how long the shares have been held.
If a participant makes a timely election under Section 83(b) of the Code, then the participant recognizes ordinary income in an amount equal to the fair market value of the restricted shares at the time of grant (instead of the time of vesting), and, subject to the limitations of Section 162(m) of the Code, the company is entitled to a corresponding deduction at such time. Upon disposition, any appreciation or depreciation of the shares after the time of grant will be treated as short- or long-term capital gain or loss depending on how long the shares have been held.
Restricted Stock Units
The grant of a restricted stock unit will not result in taxable income to the participant. Provided that the grant sets forth the time and form of payment (as required under Section 409A of the Internal Revenue Code), at the time the restricted stock unit award is paid to the participant in the form of shares of Company stock, the participant will recognize ordinary income equal to the then-current fair market value of the Company stock) and the Company will be entitled to a corresponding tax deduction. Gains and losses realized by the participant upon disposition of any shares received upon payment of a stock-settled restricted stock unit will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of payment.

New Plan Benefits
We cannot determine the benefits or amounts that participants will receive and/or the number of shares of our common stock that will be granted under the 2015 Equity Incentive Plan because the Compensation Committee, in its discretion, will determine the amount and form of grants to eligible participants in any year. As of April 10, 2024, the closing price of a share of our common stock was $43.59.
Historical Plan Benefits
The following table sets forth, for each of the individuals and groups indicated, the total number of shares of our common stock subject to awards that have been granted under the 2015 Equity Incentive Plan since it originally became effective through of April 10, 2024.
Name and Position(1)	Number of shares subject to awards
Linda M. Crawford	1,985
Keith E. Pascal	11,134
Douglas G. Rauch	25,065
Cynthia A. Russo	36,787
Narinder Singh	10,894
James C. Stoffel	25,065
Savneet Singh, Chief Executive Officer and President of the Company and President of ParTech, Inc.	1,425,802
Bryan A. Menar, Chief Financial Officer and Vice President of the Company	110,842
Cathy A, King, Chief Legal Officer and Corporate Secretary	89,352
Michael D. Nelson, President of PAR Government and Rome Research Corporation	6,234
All current executive officers as a group (4 persons)	1,632,230
All current non-employee directors as a group (6 persons)	110,930
All employees, including all current officers who are not executive officers, as a group	2,540,962
(1)
No awards have been granted under the 2015 Equity Incentive Plan to any associate of any of our directors (including director nominees) or executive officers, and, except for Savneet Singh, no person received 5% or more of the total awards granted under the 2015 Equity Incentive Plan since its inception.

Equity Compensation Plan Information
The following table summarizes information about our compensation plans under which shares of our common stock are authorized for issuance as of December 31, 2023.
Plan Category	Shares of common stock to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Shares of common stock available for future issuance under equity compensation plans (excluding shares reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by the Company’s shareholders	1,759,858(1)	$13.79	1,968,058(2)
Equity compensation plans not approved by the Company’s shareholders	—	—	—
Total(3)	1,759,858	$13.79	1,968,058
(1)	Includes 3,250 shares available for issuance under PAR Technology Corporation 2005 Equity Incentive Plan, which expired in December 2015, but outstanding awards remain.
(2)	Reflects 330,000 shares available for issuance under the PAR Technology Corporation 2021 Employee Stock Purchase Plan and 1,638,058 shares available for issuance under the 2015 Equity Incentive Plan.
(3)
The table does not include 154,792 shares issuable upon exercise of outstanding options that were assumed by the Company in connection with the acquisition of Punchh Inc. in April 2021 (which have a weighted-average exercise price of $9.32).

Effectiveness and Vote Required
The Plan Amendment, which amends and restates the 2015 Equity Incentive Plan as set forth in Appendix B, will become effective upon shareholder approval of the Plan Amendment. If our shareholders do not approve the Amendment, the 2015 Equity Incentive Plan will remain unchanged, and the number of shares authorized for issuance under the 2015 Equity Incentive Plan will not be increased.
The Plan Amendment will be approved if the votes cast for the Plan Amendment exceed the votes cast against the Plan Amendment.

The Board of Directors unanimously recommends a vote FOR the approval of the Plan Amendment to increase the number of shares authorized for issuance under the 2015 Equity Incentive Plan.

PROPOSAL 4 — NON-BINDING, ADVISORY VOTE TO APPROVE
THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS
The Board and our Compensation Committee are committed to strong corporate governance practices and to executive compensation programs that align the interests of our executives with those of our shareholders. We believe our compensation programs have been structured to align the interests of our executives with those of our shareholders, by balancing near-term results with long-term success, and to enable us to attract, retain, and reward our executive officers for delivering shareholder value. The compensation paid to our NEOs in 2023 is disclosed in the narrative discussion and compensation tables described in detail under the heading “Compensation Discussion and Analysis” of this proxy statement.
Vote Required
This proposal will be approved if a majority of the votes cast vote “For” this proposal. As an advisory vote in accordance with Section 14A of the Exchange Act, this proposal is not binding on the Company, the Board, or the Compensation Committee and failure to approve this proposal will have no effect. However, the Board and the Compensation Committee value the opinions expressed by our shareholders in their votes on this proposal and will consider the outcome of the vote when making future compensation decisions regarding our NEOs.

The Board of Directors unanimously recommends a vote FOR the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed in this proxy statement pursuant to SEC rules, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby approved.
The next non-binding, advisory vote regarding the compensation paid to our NEOs will be held at the 2025 annual meeting of shareholders.

PROPOSAL 5 – RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR ITS FISCAL YEAR ENDING DECEMBER 31, 2024
We are requesting your vote to ratify the Audit Committee’s appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2024. Deloitte & Touche LLP served as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2023.
Vote Required
Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 requires the affirmative vote of a majority of votes cast on this proposal. Ratification of the selection of Deloitte & Touche LLP by shareholders is not required by the Bylaws or otherwise and will have no effect if not approved. However, as a matter of policy, such selection is being submitted to the shareholders for ratification at the Annual Meeting because the Board considers a proposal for shareholders to ratify the appointment to be an opportunity for shareholders to provide direct feedback to the Audit Committee on an important aspect of corporate governance and good corporate practice. If the appointment is not ratified, the Audit Committee will consider whether it should select another independent registered public accounting firm.

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

Principal Accounting Fees and Services
The following table shows the fees billed for audit and other services provided by Deloitte & Touche LLP for the fiscal year ended December 31, 2023 and December 31, 2022.
	Fiscal Year Ended
Type of Fees	2023	2022
Audit Fees(1)	$1,079,215	$1,207,155
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total:	$1,079,215	$1,207,155
(1)
Audit Fees are fees for professional services provided in connection with the audit of the Company’s financial statements and review of the Company’s interim financial statements included in quarterly reports and services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements. Fiscal year ended December 31, 2022, includes fees related to consents issued for certain registration statements.

All auditing services and permitted non-audit services, including the fees and terms thereof, performed by Deloitte & Touche LLP are pre-approved by the Audit Committee.
One or more representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting, where they will have the opportunity to make a statement, if they so desire, and be available to answer appropriate questions.

2025 ANNUAL MEETING
Shareholder proposals.
For a shareholder proposal to be considered for inclusion in our proxy statement for the annual meeting next year, the Corporate Secretary must receive the written proposal at our principal executive offices not later than December 24, 2024. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in Company-sponsored proxy materials.
For a shareholder proposal that is not intended to be included in our proxy statement for next year’s annual meeting under Rule 14a-8, the shareholder must provide the information required by our Bylaws and give timely notice to the Corporate Secretary in accordance with our Bylaws, which, in general, require that the notice be received by the Corporate Secretary not more than 90 days nor less than 60 days before next year’s annual meeting. However, in the event the Company provides less than 70 days’ notice or prior public disclosure of the date of next year’s annual meeting, a shareholder’s proposal must be received not later than the close of business on the 10th day following the date on which notice of the date of the annual meeting was mailed or public disclosure was made.
Proposals should be addressed to our Corporate Secretary at PAR Technology Corporation, 8383 Seneca Turnpike, New Hartford, New York 13413-4991.
Director nominations and deadlines.
Our Bylaws permit shareholders to nominate directors for consideration at an annual meeting. To nominate a director for consideration at an annual meeting, a nominating shareholder must provide the information required by our Bylaws and give timely notice of the nomination to the Corporate Secretary in accordance with our Bylaws. To nominate a director for consideration at next year’s annual meeting (but not for inclusion in our annual proxy statement), the nomination must be received by the Corporate Secretary not more than 90 days nor less than 60 days before next year’s annual meeting. However, in the event the Company provides less than 70 days’ notice or prior public disclosure of the date of next year’s annual meeting, a shareholder’s nomination must be received not later than the close of business on the 10th day following the date on which notice of the date of the annual meeting was mailed or public disclosure was made.
In addition, to comply with SEC regulations under Rule 14a-19, the SEC’s universal proxy rule, if a shareholder intends to solicit proxies in support of director nominees submitted under our Bylaws for next year’s annual meeting, then we must receive proper written notice that sets forth all the information required by Rule 14a-19 by April 4, 2025 (or, if next year’s annual meeting is called for a date that is more than 30 days before or more than 30 days after the first anniversary of this year’s annual meeting, then notice must be provided not later than the close of business on the later of the 60th day prior to the date of next year’s annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company). The notice requirement under Rule 14a-19 is in addition to the applicable notice requirements under our Bylaws as described above.
Director nominations and notices under Rule 14a-19 should be addressed to our Corporate Secretary, PAR Technology Corporation, 8383 Seneca Turnpike, New Hartford, New York 13413-4991.
By Order of the Board of Directors,

Cathy A. King Corporate Secretary April 23, 2024
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including financial statements thereto but not including exhibits, is available without charge upon written request to: PAR Technology Corporation, Attn: Investor Relations, 8383 Seneca Turnpike, New Hartford, New York 13413.

Appendix A
CERTIFICATE OF AMENDMENT
OF THE
RESTATED CERTIFICATE OF INCORPORATION
OF
PAR TECHNOLOGY CORPORATION
Pursuant to Section 242
of the General Corporation Law of the State of Delaware
PAR Technology Corporation, a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:
FIRST: The Restated Certificate of Incorporation of the Corporation is hereby amended by deleting Section 1 of the Article Fourth thereof in its entirety and inserting the following in lieu thereof:
“FOURTH
1.
The total number of shares of capital stock which the Corporation shall have the authority to issue is one hundred seventeen million (117,000,000) shares of stock, par value $0.02 per share, consisting of one hundred sixteen million (116,000,000) shares of Common Stock, and one million (1,000,000) shares of Preferred Stock.”

SECOND: The foregoing amendment to the Restated Certificate of Incorporation of the Corporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Restated Certificate of Incorporation on this     day of    , 2024.
PAR TECHNOLOGY CORPORATION

Savneet Singh, Chief Executive Officer and President
A-1

Appendix B
AMENDED AND RESTATED
PAR TECHNOLOGY CORPORATION
2015 EQUITY INCENTIVE PLAN
1. Purpose and Eligibility. The purpose of this Amended and Restated 2015 Equity Incentive Plan (the “Plan”) of PAR Technology Corporation, a Delaware corporation (the “Company”) is to provide stock options, stock issuances and other equity interests in the Company (each, an “Award”) to employees, officers, directors, consultants and advisors of the Company and its Subsidiaries. Any person to whom an Award has been granted under the Plan is called a “Participant”. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future Subsidiary. Additional definitions are contained in Section 10.
2. Administration.
a. Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the “Board”). The Board, in its sole discretion, shall have the authority to grant and amend Awards. The Board shall have authority, subject to the express limitations of the Plan, (i) to construe and determine the respective Award Agreements (defined below), Awards and the Plan, (ii) to prescribe, amend and rescind rules and regulations relating to the Plan and any Awards, (iii) to determine the terms and conditions of the Awards, and (iv) to make all other determinations or certifications and take such other actions that, in the judgment of the Board, are necessary or desirable for the administration and interpretation of the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem expedient to carry-out the Plan or to effectuate any Award and it shall be the sole and final judge of such expediency. All decisions by the Board shall be final and binding on all interested persons. A Participant or other holder of an Award may contest a decision or action by the Board or other person exercising authority under the Plan only on the grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action shall be limited to determining whether the Board’s or such other person’s decision or action was arbitrary or capricious or was unlawful.
b. Appointment of Committee. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to the Compensation Committee of the Board (the “Committee”). All references in the Plan to the “Board” shall include the Committee to the extent that some or all of such powers have been delegated to the Committee.
c. Delegation to Executive Officers. To the extent permitted by applicable law, the Board or Committee may delegate to one or more executive officers of the Company the power to grant Awards and exercise such other powers under the Plan as the Board or Committee may determine, provided that the Board or Committee shall fix the maximum number of Awards to be granted and the maximum number of shares of Common Stock issuable to any one Participant pursuant to Awards granted by such executive officers, and shall provide that no authorized executive officer may designate himself or herself or any Reporting Person (as defined below) as a recipient of any Award. Any actions taken by any executive officer of the Company pursuant to such delegation of authority shall be deemed to have been taken by the Board or the Committee, as applicable.
d. Applicability of Section Rule 16b-3. The Plan shall be administered in a manner consistent with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor rules (“Rule 16b-3”), such that all Awards to Reporting Persons shall be exempt under such rule. Those provisions of the Plan that make express reference to Rule 16b-3 or are required in order for certain transactions to qualify for exemption under Rule 16b-3 shall apply only to such persons as are required to file reports under Section 16(a) of the Exchange Act (a “Reporting Person”).
e. Applicability of Section 162 (m). Any provisions in the Plan to the contrary notwithstanding, whenever the Board is authorized to exercise its discretion in the administration or amendment of the Plan or any Award hereunder or otherwise, the Board may not exercise such discretion in a manner that would cause any outstanding Award that would otherwise qualify as performance-based compensation under Section 162(m) of the Code to fail to so qualify under Section 162(m).

3. Stock Available for Awards.
a .Number of Shares. Subject to adjustment under Section 3(d), the aggregate number of shares of Common Stock that may be issued under the Plan is 4,450,0001; 100% of such shares of Common Stock may be issued as Incentive Stock Options. If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. Shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Common Stock or treasury stock.
b. Per-Participant Limit. Subject to adjustment under Section 3(d), no Participant may be granted Awards during any one fiscal year to purchase more than the number of shares of Common Stock that are authorized for issuance under the Plan.
c. Outside Director Awards. The aggregate dollar value of Awards (based on the grant date Fair Market Value of any such Awards) granted under the Plan during any calendar year to any non-employee director of the Board (each an “Outside Director”) shall not exceed $200,000; provided, however, that in the calendar year in which an Outside Director first joins the Board or is first designated as an Outside Director, the aggregate dollar value of Awards granted to the Outside Director may be up to 200% of the foregoing limit.
d. Adjustment to Stock . Subject to Section 7, in the event of a Capitalization Adjustment, the Board or Committee will appropriately and proportionately adjust (i) the number and class(es) of Stock available for Awards under the Plan and the per- Participant share limit; (ii) the class(es) and maximum number of shares of Stock that may be issued pursuant to the exercise of Incentive Stock Options; and (iii) the class(es) and number of shares of Stock or other property and value (including the price per share of Stock) subject to outstanding Awards. The Board or Committee will make such adjustments, and its determination will be final, binding and conclusive.
e. Substitute Awards. To the maximum extent permitted by applicable law and any securities exchange or NYSE rule, Awards granted or Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines (“Substitute Awards”) shall not be charged against the limitation provided for in Section 3(a). The terms and conditions of the Substitute Awards may vary from the terms and conditions set forth in the Plan to the extent the Board or Committee may deem appropriate to conform, in whole or in part, to the provisions of the awards being assumed, substituted or exchanged. Additionally, in the event that a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines, has shares available under a pre-existing plan approved by the acquired company’s stockholders and not adopted in contemplation of such acquisition or combination, such shares (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of the same class of shares of the company party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Stock authorized for issuance under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were employees of such acquired or combined company before such acquisition or combination or to any employee who first commences employment with the Company or any Subsidiary after such acquisition or combination.
4. Stock Options.
a. General. The Board or Committee may grant options to purchase shares of Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option and the shares of Common Stock issued upon the exercise of each Option, including, but not limited to, vesting provisions, and restrictions relating to applicable federal or state securities laws. Each Option will be evidenced by a Stock Option Agreement (a “Stock Option Agreement”).
b. Incentive Stock Options. An Option that the Board or Committee intends to be an incentive stock option (an “Incentive Stock Option”) as defined in Section 422 of the Code (“Section 422”) shall be granted only to
[1]	This amount will be increased to 6,350,000 if Proposal No. 3 is approved.

an employee of the Company or a Subsidiary and shall be subject to and shall be construed consistently with the requirements of Section 422 and regulations thereunder. Neither the Board, Committee nor the Company shall have any liability if an Option or any part thereof that is intended to be an Incentive Stock Option does not qualify as such. An Option or any part thereof that does not qualify as an Incentive Stock Option is referred to herein as a “Nonstatutory Stock Option” or “Non-Qualified Stock Option”.
c. Dollar Limitation. For so long as the Code shall so provide, Options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to qualify as Incentive Stock Options shall not qualify as Incentive Stock Options to the extent that such Options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate Fair Market Value (determined as of the respective date or dates of grant) of more than $100,000. The amount of Incentive Stock Options which exceed such $100,000 limitation shall be deemed to be Non-Qualified Stock Options. For the purpose of this limitation, unless otherwise required by the Code or determined by the Board or Committee, Options shall be taken into account in the order granted, and the Board or Committee may designate that portion of any Incentive Stock Option that shall be treated as a Non-Qualified Stock Option in the event that the provisions of this paragraph apply to a portion of any Option. The designation described in the preceding sentence may be made at such time as the Board or Committee considers appropriate, including after the issuance of the Option or at the time of its exercise.
d. Exercise Price. The Board or Committee shall establish the exercise price (or determine the method by which the exercise price shall be determined) at the time each Option is granted and specify the exercise price in the applicable Stock Option Agreement, provided, however, in no event may the per share exercise price be less than the Fair Market Value (as defined below) of the Common Stock on the date of grant. In the case of an Incentive Stock Option granted to a Participant who, on the date of grant, owns Common Stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company, the exercise price shall be not less than 110% of the Fair Market Value of the Common Stock on the date of grant.
e. Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board or Committee may specify in the applicable Stock Option Agreement, but no Option will be exercisable more than ten (10) years from the date of grant; provided, in the case of an Incentive Stock Option granted to a Participant who, on the date of grant, owns Common Stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company, the term of the Option shall be no longer than five (5) years from the date of grant.
f. Exercise of Option. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 4(g) and the Stock Option Agreement for the number of shares of Common Stock for which the Option is exercised.
g. Payment Upon Exercise. Common Stock purchased upon the exercise of an Option shall be paid for by one or any combination of the following forms of payment as permitted by the Board or Committee in its sole and absolute discretion:
i. by cash or check payable to the order of the Company;
ii. only if the Common Stock is then publicly traded, by delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;
iii. by the delivery of shares of Common Stock owned by the Participant having a Fair Market Value on the date of exercise equal to the exercise price;
iv. by the surrender of shares of Common Stock issuable upon the exercise of the Option having a Fair Market Value on the date of exercise equal to the exercise price; or
v. payment of such other lawful consideration as the Board may determine.
The Board or Committee shall determine in its sole and absolute discretion and subject to the securities laws and the Company’s insider trading policy whether to accept consideration other than cash.

h. Determination of Fair Market Value. For purposes of the Plan, “Fair Market Value” will be determined as follows: (i) if the Common Stock trades on a national securities exchange, the closing sale price (for the primary trading session) for a share of Common Stock on the date of grant; or (ii) if the Company Stock does not trade on any such exchange, the average of the closing bid and asked prices for a share of Common Stock on the date of grant as reported by an over-the-counter marketplace designated by the Board; or (iii) if the Common Stock is not publicly traded, the Board will determine the Fair Market Value of a share of Common Stock for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals). For any date that is not a trading day, the Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or average of the bid and asked prices, as applicable, for the immediately preceding trading day and with the timing formulas specified in clauses (i) and (ii) above adjusted accordingly. The Board has sole discretion to determine the Fair Market Value of a share of Common Stock for purposes of the Plan, and all Awards are conditioned on the Participants’ agreement that the Board’s determination is conclusive and binding even though others might make a different determination.
i. No Repricing of Options or Stock Appreciation Rights (“SAR”). Unless otherwise approved by the Company’s stockholders, the Board or the Committee may not “reprice” any Option or SAR. For purposes of this Section 4(i) , “reprice” means any of the following or any other action that has the same effect: (i) amending an Option or SAR to reduce its exercise price or base price, (ii) canceling an Option or SAR at a time when its exercise price or base price exceeds the Fair Market Value of a share of Common Stock in exchange for cash or an Option, SAR, or other equity award or (iii) taking any other action that is treated as a repricing under GAAP, provided that nothing in this Section 4(i) shall prevent the Board or the Committee from making adjustments pursuant to Section 3(d).
5. Restricted Stock.
a. Grants. The Board or Committee may grant Awards entitling recipients to acquire shares of Common Stock subject to such terms and conditions as shall be established by the Board or Committee consistent with the Plan (each, a “Restricted Stock Award”). Each Restricted Stock Award will be evidenced by a Restricted Stock Award Agreement (a “Restricted Stock Award Agreement”).
b. Terms and Conditions; Stock Certificates. The Board or Committee shall determine the terms and conditions of any Restricted Stock Award. Any stock certificates issued in respect of shares of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board or Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). After the expiration of the applicable restrictions, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or, if the Participant has died, to his or her Designated Beneficiary. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board or Committee, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by a Participant, the Participant’s estate.
6. Other Stock-Based Awards. The Board or Committee shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board or Committee may determine, including, without limitation, the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of SARs, phantom stock awards or stock units; provided, however, that any such grant that would be subject to Section 409A of the Code, shall in all respects be compliant with Section 409A.
7. General Provisions Applicable to Awards.
a. Transferability of Awards. Except as the Board or Committee may otherwise determine or provide in an Award or Award Agreement, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution; and, during the life of the Participant, shall only be exercisable by the Participant; provided, however, except as the Board or Committee may otherwise determine or provide in an Award or Award Agreement, Non-Statutory Options and Restricted Stock Awards may be transferred during the Participant’s lifetime pursuant to a domestic relations order (as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as

amended, or the rules thereunder) or to a grantor-retained annuity trust or a similar estate-planning vehicle in which the trust is bound by all provisions of the Award Agreement, which are applicable to the Participant. References to a Participant, to the extent relevant in the context, shall include references to transferees authorized by this paragraph.
b. Documentation. Each Award under the Plan shall be evidenced by a written instrument in such form as the Board shall determine or as executed by a duly authorized officer of the Company pursuant to authority delegated by the Board or Committee (including a Stock Option Agreement and Restricted Stock Award Agreement, an “Award Agreement”). Each Award may contain terms and conditions in addition to those set forth in the Plan, provided that such terms and conditions do not contravene the provisions of the Plan or applicable law.
c. Discretion. The terms of each type of Award need not be identical, and the Board or Committee need not treat Participants uniformly.
d. Change of Control of the Company. Unless otherwise expressly provided in the applicable Award or Award Agreement, in connection with the occurrence of a Change in Control (as defined below), the Board or Committee shall, in its sole discretion, as to any outstanding Award (including any portion thereof; on the same basis or on different bases, as the Board or Committee shall specify), take one or any combination of the following actions:
(i) make appropriate provision for the continuation of the Award by the Company or the assumption of the Award by the surviving or acquiring entity and by substituting on an equitable basis for the shares of Common Stock then subject to the Award either (x) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Change of Control, (y) shares of stock of the surviving or acquiring corporation or (z) such other securities as the Board or Committee deems appropriate, the Fair Market Value of which (as determined by the Board in its sole discretion) shall not materially differ from the Fair Market Value of the shares of Common Stock subject to the Award immediately preceding the Change of Control;
(ii) accelerate the date of exercise or vesting of the Award; or
(iii) permit the exchange of the Award for the right to participate in any stock option or other employee benefit plan of any successor corporation.
For the purpose of this Agreement, a “Change of Control” shall mean:
(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the then outstanding shares of voting stock of the Company (the “Outstanding Voting Stock”); provided, however, that any acquisition by the Company or its Subsidiaries, or any employee benefit plan (or related trust) of the Company or its Subsidiaries of 50% or more of Outstanding Voting Stock shall not constitute a Change in Control; and provided, further, that any acquisition by a corporation with respect to which, following such acquisition, more than 50% of the then outstanding shares of common stock of such corporation, is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Voting Stock immediately prior to such acquisition in substantially the same proportion as their ownership immediately prior to such acquisition, of the Outstanding Voting Stock, shall not constitute a Change in Control; or
(ii) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute a majority of the members of the Board; provided that any individual who becomes a director after the Effective Date whose election or nomination for election by the Company’s stockholders was approved by a majority of the members of the Incumbent Directors (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened “election contest” relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 under the Exchange Act), “tender offer” (as such term is used in Section 14(d) of the Exchange Act) or a proposed Merger (as defined below) shall be deemed to be members of the Incumbent Directors; or
(iii) The consummation of  (A) a reorganization, merger or consolidation (any of the foregoing, a “Merger”), in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Voting Stock immediately prior to such Merger do not, following such

Merger, beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock of the corporation resulting from Merger in substantially the same proportion as their ownership immediately prior to such Merger, (B) a complete liquidation or dissolution of the Company or (C) the sale or other disposition of all or substantially all of the assets of the Company, excluding a sale or other disposition of assets to a Subsidiary.
e. Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Board or Committee shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Board or Committee in its sole discretion may provide for a Participant to have the right to exercise his or her Award until fifteen (15) days (or such other time determined by the Board) prior to such transaction as to all of the shares of Common Stock covered by the Option or Award, including shares as to which the Option or Award would not otherwise be exercisable, which exercise may in the sole discretion of the Board, be made subject to and conditioned upon the consummation of such proposed transaction. In addition, the Board may provide that any Company repurchase option applicable to any shares of Common Stock purchased upon exercise of an Option or Award shall lapse as to all such shares of Common Stock, provided the proposed dissolution and liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised or settled or shares of Common Stock have not previously been issued, an Award will terminate upon the consummation of such proposed action.
f. Parachute Payments and Parachute Awards. Notwithstanding any other provision of the Plan (including Section 7(d) ) or the terms of any Award Agreement, if, in connection with a Change of Control described therein, a tax under Section 4999 of the Code would be imposed on the Participant (after taking into account the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5) of the Code, if applicable), then the number of Awards which shall become exercisable, realizable or vested as provided in the Award Agreement and other provisions of the Plan without regard to this Section 7(f) (the “Parachute Awards”) shall be reduced (or delayed), to the minimum extent necessary, so that no such tax would be imposed on the Participant; provided, however, that if the after-tax value of the Parachute Awards (including taking into consideration any tax under Section 4999 of the Code) would exceed the after-tax value of the Parachute Awards after taking into consideration such potential reduction or delay, then the Awards shall become immediately exercisable, realizable and vested in accordance with the terms of the Plan and the applicable Award Agreements without regard to the provisions of this sentence. All determinations required to be made under this Section 7(f) shall be made by the Company or a tax attorney or accountant selected by the Company.
g. Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.
h. Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of some or all restrictions, or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, despite the fact that the foregoing actions may (i) cause the application of Sections 280G and 4999 of the Code if a Change in Control of the Company occurs, or (ii) disqualify all or part of the Option as an Incentive Stock Option.
i. Clawback, Recovery and Recoupment. All Awards shall be subject to clawback, recovery or recoupment in accordance with any compensation clawback, recovery or recoupment policy adopted by the Board or otherwise required by applicable law, government regulation or stock exchange listing requirement and, in addition to any other remedies available under such policy and applicable law, government regulation or stock exchange listing requirement, may require the forfeiture and cancelation of outstanding Awards and the recoupment of any gains realized with respect to any Awards. The Board may impose any such clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate.

8. Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of shares of Common Stock covered by an Award. The Company shall have the right to deduct or withhold from payments of any kind otherwise due to the Participant any federal, state, local or other income and employment taxes of any kind required by law to be withheld with respect to any shares of Common Stock covered by an Award. Subject to the prior approval of the Company, including without limitation, its determination that such withholding complies with applicable tax and securities laws, which may be withheld by the Company in its sole discretion, the Participant may elect to satisfy the tax obligations, in whole or in part, (a) by causing the Company to withhold or retain shares of Common Stock from the Award creating the tax obligation or (b) by delivering to the Company shares of Common Stock already owned by the Participant; provided that the shares withheld, retained or delivered shall be valued at their Fair Market Value as shall be determined by the Company as of the date the amount of tax obligation is determined. A Participant who has made an election pursuant to this Section may only satisfy his or her tax obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements. The delivery of shares of Common Stock may be delayed by the Company until the Participant has made arrangements for the satisfaction of such tax withholding obligations to the satisfaction of the Company.
9. Treatment of Award if Engagement or Employment Terminated for Cause. If the employment or engagement of any Participant is terminated “for Cause”, the Award may terminate, upon a determination of the Board or Company, on the date of such termination and the Award shall thereupon be forfeited. For purposes of the Plan, “for Cause” shall be defined as follows: (a) if the Participant has executed an employment agreement, the definition of  “Cause” contained therein, if any, shall govern, or otherwise (b) conduct, as determined by the Board or Committee, involving one or more of the following: (i) gross misconduct; (ii) the commission of an act of embezzlement, fraud or theft, which results in economic loss, damage or injury to the Company; (iii) the unauthorized use or disclosure of any trade secret or confidential information of the Company (or of any client, customer, supplier or other third party who has a business relationship with the Company) or the violation of any non-competition, non-disparagement or non-solicitation covenant or assignment of inventions obligation with the Company; (iv) the commission of an act which constitutes unfair competition with the Company or which induces any customer or prospective customer of the Company to breach a contract with the Company or to decline to do business with the Company; (v) the indictment of the Participant for a felony or serious misdemeanor offense, either in connection with the performance of his or her obligations to the Company or which shall adversely affect the Participant’s ability to perform such obligations; (vi) the commission of an act of fraud or breach of fiduciary duty which results in loss, damage or injury to the Company; (vii) the failure of the Participant to perform in a material respect his or her employment, consulting or advisory obligations without proper cause; or (viii) intentional violation of securities laws or the Company’s Insider Trading Policy. In the event of a conflict between “for Cause” as defined the Plan and any other agreement to which the Participant is otherwise subject, the terms that are enforceable and most protective of the Company shall govern. In making such determination, the Board or Committee shall act reasonably and fairly. The Board or Committee may in its discretion waive or modify the provisions of this Section with respect to any individual Participant with regard to the facts and circumstances of any particular situation involving a determination under this Section.
10. Miscellaneous.
a. Definitions.
(i) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, B-7   change in corporate structure or other similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.
(ii) “Code” means the Internal Revenue Code of 1986, as amended, and any regulations thereunder.
(iii) “Common Stock” means the common stock of the Company.

(iv) “Subsidiary” has the meaning in Section 424(f) of the Code, provided, however, for purposes of Awards other than Incentive Stock Options, “Subsidiary” shall also include any other business venture in which the Company has a direct or indirect significant interest that allow it to be treated as a subsidiary for purposes of Rule 405 promulgated under the Securities Act of 1933, as amended.
b. No Right to Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant at any time, with or without “for Cause”, with or without advance notice, and for any reason or no reason, free from any liability or claim under the Plan.
c. No Rights as Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be issued with respect to an Award until becoming the record holder of such shares. In accepting an Award under the Plan, a Participant agrees to be bound by any clawback policy the Company has in effect or may adopt in the future.
d. Effective Date and Term of Plan. The Plan shall become effective on the date on which it is approved by the stockholders in 2019 (the “Effective Date”). No Awards shall be granted under the Plan after the completion of ten (10) years from the Effective Date, but Awards previously granted may extend beyond that date.
e. Amendment of Plan. Subject to the limitations set forth in this Section 10(e), the Board or Committee may amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, that no amendment for which shareholder approval is required either (i) by any securities exchange or inter-dealer quotation system on which the Common Stock is listed or traded or (ii) in order for the Plan and Awards to continue to comply with applicable provisions of the Code, shall be effective unless such amendment shall be approved by the requisite vote of the shareholders of the Company entitled to vote thereon. Any such amendment shall, to the extent deemed necessary or advisable by the Board or the Committee, be applicable to any outstanding Awards theretofore granted under the Plan, notwithstanding any contrary provisions contained in any Award Agreement. In the event of any such amendment to the Plan, the holder of any Award outstanding under the Plan shall, upon request of the Board or the Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Board or the Committee to any Award Agreement relating thereto. Notwithstanding anything contained in the Plan to the contrary, unless required by law, no action contemplated or permitted by this Section 10(e) shall materially adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Award theretofore granted under the Plan without the consent of the affected Participant.
f. Governing Law.  The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the state of incorporation of the Company, Delaware, without regard to any applicable conflicts of law.
Approvals:
Adopted by the Board of Directors on: April 16, 2019
Approved by the Company’s stockholders on: June 10, 2019, as amended June 4, 2020 and June 3, 2022.

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PAR TECHNOLOGY CORPORATION
PAR TECHNOLOGY PARK 8383 SENECA TURNPIKE
NEW HARTFORD, NY 13413-4991

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 2, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PAR2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 2, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V44630-P07361

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PAR TECHNOLOGY CORPORATION

The Board of Directors recommends you vote FOR each of the nominees.

1. Election of Directors:

Nominees:	**For**	**Withhold**
1a. Linda M. Crawford	☐	☐
1b. Keith E. Pascal	☐	☐
1c. Douglas G. Rauch	☐	☐
1d. Cynthia A. Russo	☐	☐
1e. Narinder Singh	☐	☐
1f. Savneet Singh	☐	☐
1g. James C. Stoffel	☐	☐

The Board of Directors recommends you vote FOR proposals 2 through 5:

NOTE: Such other business that may properly come before the meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V44631-P07361

REVOCABLE PROXY - PAR TECHNOLOGY CORPORATION

ANNUAL MEETING OF SHAREHOLDERS - JUNE 3, 2024

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

The undersigned hereby appoints Savneet Singh and Cathy A. King or any one of them, jointly or severally, as proxies with full power of substitution, to vote all shares of common stock of PAR Technology Corporation (the "Company") which the undersigned is entitled to vote at the 2024 Annual Meeting of Shareholders to be held on Monday, June 3, 2024 at 10:00 a.m. (Eastern Time), at www.virtualshareholdermeeting.com/PAR2024 and at any adjournment or postponement thereof, for the matters set forth and more particularly described in the accompanying Notice of 2024 Annual Meeting of Shareholders and Proxy Statement.

This proxy, when properly executed, will be voted in the manner directed on the reverse side. If no direction is made, this proxy will be voted FOR each of the nominees for director, and FOR Proposals 2 through 5, and in the proxies' discretion with respect to such other business that may properly come before the meeting or any adjournments or postponements thereof.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Continued and to be signed on reverse side